                                                                     EXHIBIT 2.1


                          RECAPITALIZATION, REDEMPTION

                             AND PURCHASE AGREEMENT

                                      AMONG

                          SLEEPMASTER HOLDINGS L.L.C.,

                               SLEEPMASTER L.L.C.,

                        BROWN/SCHWEITZER HOLDINGS, INC.,

                  THE MEMBERS OF SLEEPMASTER HOLDINGS, L.L.C.,

                           THE INVESTORS NAMED HEREIN

                                       AND

                              SLEEP INVESTOR L.L.C.




                            DATED: OCTOBER ___, 1996
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                                TABLE OF CONTENTS


                                                                              Page
                                                                             ------
ARTICLE I ..............................................................       2
      Accounting Terms .................................................       2
      Singular and Plural Forms ........................................       3
      Other Defined Terms ..............................................       3

ARTICLE II .............................................................       9
      Senior Debt Recapitalization .....................................       9
      Authorization of New Senior Subordinated Notes ...................       9
      Authorization of Redemption of Membership Interests
         and Recapitalization Notes ....................................       9
      Resignation of Certain Members; Reclassification of
         Membership Interests ..........................................      10
      Purchases by the Investor from the Existing Members ..............      10
      Purchase and Sale of B/S Interest ................................      10
      Closing ..........................................................      10
      Payments by Investor to the Existing Members .....................      10
      Payments by the Company to the Existing Members ..................      11
      The Warrant ......................................................      11
      Cancellation of Equity Plan ......................................      11
      Method of Payment ................................................      11

ARTICLE III ............................................................      11
      Payments of Debt and Related Charges .............................      11
      Sleepmaster Distribution .........................................      11
      Redemption Price .................................................      12
      Pre-Closing Adjustment ...........................................      13
      Post-Release Adjustment ..........................................      13
      Allocation .......................................................      15

ARTICLE IV .............................................................      15
      Organization and Good Standing, etc ..............................      15
      Financial Statements .............................................      16
      Authorization; No Violation; Consents ............................      17
                  Authorization and No Violation .......................      17
                  Consents .............................................      17
                  Enforceable Agreement ................................      17
      Properties of the Business .......................................      18
                  Title to Assets and Related Matters ..................      18
                  Owned Real Property ..................................      18
                  Leased Real Property .................................      18
                  Personal Property Leases .............................      18
      Compliance with Laws .............................................      19


                                       i
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
      Litigation .......................................................      19
      Absence of Certain Changes .......................................      19
      Patents, Trademarks, Trade Names .................................      21
      Contracts and Commitments ........................................      22
      Compliance with Labor and Employment Laws ........................      23
      Employee Benefit Plans ...........................................      24
      Environmental Matters ............................................      25
      Licenses, Permits and Authorizations .............................      27
      Taxes ............................................................      27
      Sufficiency and Condition of Assets ..............................      29
      Broker's or Finder's Fee .........................................      29
      Undisclosed Liabilities ..........................................      29
      Notes and Accounts Receivable ....................................      30
      Insurance ........................................................      30
      Product Warranty .................................................      30
      Certain Business Relationships with the Company and
         its Affiliates ................................................      30
      Disclosure .......................................................      31

ARTICLE V ..............................................................      31
      Organization and Authority .......................................      31
      Consents and Approvals of Governmental Authorities ...............      32
      Ownership of Membership Interests ................................      32
      Investment Intent ................................................      32

ARTICLE VI .............................................................      33
      Organization and Authority .......................................      33
      Consents and Approvals of Governmental Authorities ...............      34
      Investment Intent ................................................      34
      Sufficient Funds .................................................      34
      Brokerage ........................................................      34

ARTICLE VII ............................................................      35
      Representations and Warranties True; Obligations
         Performed .....................................................      35
      No Material Changes ..............................................      35
      Performance ......................................................      35
      Consents .........................................................      35
      Essential Contracts ..............................................      36
      Environmental Matters ............................................      36
      Affiliate Transactions ...........................................      36
      Amended Operating Agreement ......................................      36
      Exercise of Warrant ..............................................      36
      Resignation of Manager ...........................................      36
      Financing ........................................................      37
      Employment Agreements ............................................      37
      No Proceedings ...................................................      37

ARTICLE VIII ...........................................................      37


                                       ii
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
      Representations and Warranties True; Obligations Performed........      37
      Performance ......................................................      38
      Consents .........................................................      38
      Hartz Letter of Credit ...........................................      38
      Environmental Matters ............................................      38
      Employment Agreements/Option Agreements ..........................      38
      No Proceedings ...................................................      38

ARTICLE IX .............................................................      38
      Deliveries by the Company, Sleepmaster, B/S and the
         Existing Members ..............................................      38
      Deliveries by the Investor .......................................      40
      Waiver of Condition Precedent ....................................      40
      Closing Escrow ...................................................      40
      Release ..........................................................      41
      Name Change of Partnership .......................................      41

ARTICLE X ..............................................................      41
      General ..........................................................      41
      Provide Access to Information ....................................      41
      Conduct Prior to Release Date ....................................      42
      Prohibited Transactions Prior to Release Date ....................      42
      Confidentiality ..................................................      43
      Notices and Consents .............................................      43
      Notice of Developments ...........................................      43
      No Affiliate Transactions ........................................      43
      Exclusivity ......................................................      43

ARTICLE XI .............................................................      44
      Survival .........................................................      44
      Limitations on Liability .........................................      45
      Indemnification ..................................................      47
      Defense of Claims ................................................      48
      Certain Payments to the Investor .................................      50
      Remedies Cumulative ..............................................      50

ARTICLE XII ............................................................      51
      Termination ......................................................      51
      Effect of Termination ............................................      51

ARTICLE XIII ...........................................................      52
      Public Announcements .............................................      52
      Rights of Third Parties ..........................................      52
      Notices ..........................................................      52
      Parties in Interest ..............................................      54
      Entire Agreement; Amendment; Waiver ..............................      54
      Headings .........................................................      55
      Counterparts .....................................................      55


                                      iii
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
      Governing Law ....................................................      55
      Severability .....................................................      55
      Expenses .........................................................      55
      Incorporation of Exhibits and Schedules ..........................      55
      Specific Performance .............................................      55
      Submission to Jurisdiction .......................................      55
      Waiver of Jury Trial .............................................      56
      Time is of the Essence ...........................................      56


      LIST OF EXHIBITS

      Exhibit A    Existing Members
      Exhibit B    Form of Investor Notes
      Exhibit C    Form of Recapitalization Notes
      Exhibit D    Form of Restated Operating Agreement
      Exhibit E    First Source Commitment
      Exhibit F    Pacific Commitment
      Exhibit G    Employment Agreement (Schweitzer)
      Exhibit H    Employment Agreement (Koscica)
      Exhibit I    Employment Agreement (Reilly)
      Exhibit J    Employment Agreement (DuPont)
      Exhibit K    Option Agreement (Schweitzer)
      Exhibit L    Option Agreement (Koscica)
      Exhibit M    Option Agreement (Reilly)
      Exhibit N    Option Agreement (DuPont)
      Exhibit O    Form of Securityholders Agreement
      Exhibit P    Form of Opinion of Blumenthal & Lynne
      Exhibit Q    Form of Opinion of Kirkland & Ellis

                          RECAPITALIZATION, REDEMPTION
                             AND PURCHASE AGREEMENT



            This RECAPITALIZATION, REDEMPTION AND PURCHASE AGREEMENT is made and entered into as of the ____ day of October, 1996 by and among SLEEPMASTER HOLDINGS L.L.C. a New Jersey limited liability company (the "Company"), SLEEPMASTER L.L.C. ("Sleepmaster"), a New Jersey limited liability company, BROWN/SCHWEITZER HOLDINGS, INC. ("B/S"), a Florida corporation, each of the members of the Company (each referred to individually as an "Existing Member" and collectively as the "Existing Members," and all of whom are listed on Exhibit A), and SLEEP INVESTOR L.L.C., a Delaware limited liability company (the "Investor").


                                    RECITALS

            WHEREAS, the Existing Members are all of the members of the Company and own all of the Membership Interests (as defined in Section 1.3 below) of the Company;

            WHEREAS, the Company owns a 98% Membership Interest of Sleepmaster;

            WHEREAS, B/S owns a 2% Membership Interest of Sleepmaster;

            WHEREAS, Sleepmaster is engaged in the sale, marketing and distribution of mattresses and other bedding products, including those products that bear one or more of the "Serta" trademarks;

            WHEREAS, subject to the terms and conditions of this Agreement, the Company intends to cause Sleepmaster to borrow certain additional funds from one or more lenders, and thereafter to repay all Debt and certain other obligations of the Company and Sleepmaster at the time outstanding;

            WHEREAS, subject to the terms and conditions of this Agreement, Sleepmaster intends, subsequent to the borrowing and repayment of obligations referred to in the preceding recital, to distribute to B/S and the Company certain funds in excess of those required to repay such obligations, all as specified in this Agreement;

            WHEREAS, subject to the terms and conditions of this Agreement, the Company intends, subsequent to the distribution to be made to it by Sleepmaster, to repurchase from the Existing Members, and the Existing Members intend to sell to the Company, certain of their respective Membership Interests in the Company, each to the extent further described in this Agreement, for a redemption price consisting of cash and Recapitalization Notes;

            WHEREAS, subject to the terms and conditions of this Agreement, the Existing Members intend, subsequent to the repurchase of Membership Interests of the Company referred to in the preceding recital, to amend and restate the Operating Agreement to provide for the reclassification of the Company's then remaining Membership Interests into (a) Membership Interests of the Company having certain preferences in distribution, allocation, liquidation and other matters (the "Preferred Interests") and (b) other Membership Interests of the Company having characteristics similar to shares of common stock of a business corporation (the "Common Interests");

            WHEREAS, subject to the terms and conditions of this Agreement, the Investor intends, subsequent to the reclassification of the Membership Interests of the Company into the Preferred Interests and the Common Interests, to purchase from the Existing Members, and the Existing Members intend to sell and assign to the Investor, certain of the Preferred Interests, certain of the Common Interests and all of the Recapitalization Notes for the consideration comprised of cash and the Investor Notes, all as more fully set forth in the Agreement; and

            WHEREAS, subject to the terms and conditions of this Agreement, the Investor also intends, subsequent to the acquisition by the Investor of the Preferred Interests and the Common Interests to be acquired by it, to acquire, and B/S intends to sell and transfer to the Investor, the Membership Interest of Sleepmaster owned by B/S for the consideration and all as more fully set forth in the Agreement.

            NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants which are made and to be performed pursuant to this Agreement, the Company, Sleepmaster, the Existing Members and the Investor hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

      2.1. Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP (as hereinafter defined) consistently applied and each amount included in the Estimated Pre-Closing Statement and the Closing Date Statement shall be calculated in accordance with GAAP and shall be consistent with the books and records of the Business (which books and records shall be correct and complete); provided, that all known errors and adjustments shall be taken into account in the calculation of each account set forth above, regardless of their materiality. With respect to the calculations made in connection with the Estimated Pre-Closing Statement and the Closing Date Statement, no change in accounting principles shall be made from those utilized in preparing the Financial Statements (without regard to materiality), including, without limitation, with respect to the nature or classification of accounts, closing proceedings, levels of reserves or levels of accruals. For purposes of the preceding sentence, a "change in accounting principles" shall include any change in accounting principles, policies, practices, procedures or methodologies with respect to financial statements, their classification or their display, as well as any change in practices, methods, conventions or assumptions utilized in making accounting estimates, other than any change necessitated by a change in underlying circumstances.

      2.2. Singular and Plural Forms. The use herein of the singular form also denotes the plural form, and the use of the plural form herein also denotes the singular form, as in each case the context may require.

      2.3. Other Defined Terms. The terms listed below in this Section shall have the following respective meanings in this Agreement:

            "Act" shall mean the New Jersey Limited Liability Company Act codified as Chapter 2B of Title 42 of the New Jersey Revised Statutes.

            "Action" shall mean any action, suit, claim, investigation, order, judgment, decree, ruling, charge or legal, administrative or arbitration proceeding.

            "Adjusted Net Redemption Price" shall mean the aggregate Net Redemption Price less the aggregate original principal amount of the Recapitalization Notes.

            "Affiliate" of an entity shall mean any entity that directly or indirectly controls, or is controlled by, or is under common control with such entity and, with respect to any individual, such individual's spouse or any person within the first degree of kinship of such individual.

            "Brown" shall mean Douglas A. Brown, an individual.

            "B/S Membership Interest" shall mean the Membership Interest of Sleepmaster owned by B/S.

            "B/S Purchase Price" shall mean the amount by which 2% of the Gross Redemption Price is greater than 2% of the Sleepmaster Distribution.

            "Business" shall mean the manufacture, sale, marketing and distribution of mattress and other bedding products, including those products that bear one or more of the "Serta" trademarks, as conducted by the Company and Sleepmaster on June 30, 1996.

            "Change of Control Payments" shall mean all payments, other than payment of the Net Redemption Price, to which any member or manager of the Company or Sleepmaster, any Affiliate of the Company or Sleepmaster or any warrant holder is entitled to receive as a result of the transactions contemplated hereby, including without limitation any amounts paid by the Company to the holder of the Warrant if and to the extent the Warrant has not been exercised as of the Release Date.

            "Closing" shall have the meaning given in Section 2.7.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Company Assets" shall mean all rights, properties, assets, contracts and leases of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise, and wherever located relating to the Business as of the opening of Business on the Closing Date.

            "Company Expenses" shall mean the aggregate amount of the fees and expenses of the Company incurred and unpaid at or prior to the Closing by the Company in connection with this Agreement which inure directly or indirectly to the benefit of the Existing Members and the consummation of the transactions contemplated hereby, including, without limitation, any investment banking, brokers, finders' and legal fees, and including the fees of Bowles Hollowell Conner & Co. ("BHC"), transfer taxes, conveyance and recording fees, documentary stamp taxes and all other similar charges; in no event shall Company Expenses include any fees or expenses paid or payable by or paid or payable to the Investor, First Source or Pacific or to any of their respective counsel.

            "Debt" shall mean all indebtedness of the Company or Sleepmaster including without limitation (i) all obligations of the Company or Sleepmaster for borrowed money or evidenced by bonds, debentures, notes, letters of credit or other similar instruments, but in no event amounts due in connection with the New Sleepmaster Debt or the Recapitalization Notes; (ii) obligations as lessee under capital leases; (iii) obligations to pay the deferred purchase price of property or services, including (A) any amounts in excess of $104,150 due under the Pennsauken Non-Competition Agreements, and (B) obligations to pay certain taxes of the Partnership pursuant to the agreement, dated January 12, 1995, between Sleepmaster and the Partnership annexed as Schedule 1.1 hereto, except accounts payable arising in the Ordinary Course of Business; (iv) all debt of others guaranteed or otherwise supported by the Company or Sleepmaster, or secured by a lien on any of the assets of the Company or Sleepmaster; (v) all amounts owed by or any obligations of the Company or Sleepmaster to any Affiliate of the Company or Sleepmaster other than pursuant to this Agreement or the employment contracts listed in Schedule 4.9; (vi) any Change of Control Payments; and (vii) any interest, principal, prepayment penalty, fees or expenses in respect of those items listed in clauses (i) through (vi) of this defined term (other than the New Sleepmaster Debt and the Recapitalization Notes).

            "DuPont" shall mean Timothy DuPont, an individual.

            "Employee Members" shall mean Schweitzer, Koscica, DuPont and
      Reilly.

            "Equity Plan" shall mean Sleepmaster's Executive Equity Participation Plan.

            "Equity Plan Participant" shall mean each Person currently entitled to receive any benefit under the Equity Plan.

            "Essential Contracts" shall mean the Linden Lease and the Serta Licenses.

            "Existing Senior Loan Facility" shall mean the obligations of the Company or Sleepmaster to NationsCredit Commercial Corp. ("NCC") outstanding under the Credit Agreement, dated as of January 12, 1995, among Sleepmaster, the Company, the lenders referred to therein and NCC as agent bank.

            "Facility" shall mean Sleepmaster's operating facility located at 2001 Lower Road, Linden, New Jersey.

            "First Source" shall mean First Source Financial, Inc.

            "Financial Statements" shall have the meaning given in Section 4.2.

            "GAAP" shall mean United States generally accepted accounting principles, as in effect from time to time, applied on a basis consistent with prior periods.

            "Governmental Entity" shall mean any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

            "Gross Redemption Price" shall mean the amount determined as such pursuant to Section 3.3(a).

            "Intangible Property Rights" shall mean all of the following, irrespective of where any of the same were issued, are pending or exist:
      United States and foreign patents of any description, and applications therefor, registrations of trademarks and of other marks, registrations of trade names, labels or other trade rights, registered user entries, and applications for any such registration or entries; United States and foreign copyrights, copyright registrations and applications therefor; United States and foreign trademarks and other marks, corporate names, trade names, business names, labels and other trade rights, whether or not registered; inventions, discoveries, improvements, designs, processes, formulae, technology, know-how, trade secrets, confidential information and technical information, whether patented, not patented, patentable or not patentable; and shop rights and other rights relating in whole or in part to any of the foregoing.

            "Investor Indemnitee" shall have the meaning given it in Section 11.3(a).

            "Investor Notes" shall mean the Senior Notes of the Investor, each of which shall be substantially in the form of Exhibit B, dated as of the Release Date, made by the Investor to the Existing Members in the original aggregate principal amount of $7,000,000.

            "IRS" shall mean the Internal Revenue Service.

            "K(k)nowledge" when used as a qualification to any representations or warranties made by the Company shall include Sleepmaster and shall mean the best knowledge of Schweitzer, Koscica, Reilly, DuPont or Brown.

            "Koscica" shall mean James P. Koscica, an individual.

            "Labor Contract" shall mean the Collective Bargaining Agreement, dated May 1, 1994, between Sleepmaster and AFL-CIO CLC Local Union 396 of the Aluminum, Brick and Glassworkers Union.

            "Lien" or "Liens" shall mean any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, claim, right, covenant, restriction, right of way, warrant, option or charge of any kind, including without limitation any liens to secure the payment or collection of Taxes.

            Any reference to any event, change or effect having a "Material Adverse Effect" means with respect to an entity (or group of entities taken as a whole), such event, change or effect that is materially adverse to the consolidated condition (financial or otherwise), properties, assets (including intangible assets), liabilities (including contingent liabilities), business, results of operations or prospects of such entity (or, if with respect thereto, of such group of entities taken as a whole).

            "Linden Lease" shall have the meaning given it in Section 4.4(c).

            "Membership Interest" shall mean a limited liability company interest as defined in Section 2B-2 of the Act.

            "Net Redemption Price" shall mean the amount determined as such pursuant to Section 3.3(b).

            "Net Working Capital" shall mean the Company's consolidated current assets (other than cash and deferred financing costs), less the Company's consolidated current liabilities (other than (i) the current portion of any long-term indebtedness, (ii) any funded debt of the Company or Sleepmaster, (iii) amounts due under the Pennsauken Non-Competition Agreements and (iv) deferred taxes).

            "New Sleepmaster Debt" shall mean the New Senior Loan Facility and the New Senior Subordinated Notes.

            "New Senior Loan Facility" shall mean the obligations of Sleepmaster to First Source under the Secured Credit Agreement, dated as of the Release Date, among Sleepmaster, the Company and First Source as agent bank for the banks named therein.

            "New Senior Subordinated Notes" shall mean the 12% Senior Subordinated Notes of Sleepmaster, issued as of the Release Date, to Pacific in the original aggregate principal amount of $15,000,000.

            "Operating Agreement" shall mean the Operating Agreement of the Company, dated as of December 19, 1994, among the Company and the members named therein and signatories thereto.

            "Ordinary Course of Business" means the ordinary course of business of the Company or Sleepmaster, as the case shall be, consistent with past custom and practice as of June 30, 1996 (including with respect to quantity and frequency).

            "Pacific" shall mean PMI Mezzanine Fund, L.P., a Delaware limited partnership.

            "Partnership" shall mean Sleepmaster Products Company, L.P., a Delaware limited partnership, as the same shall be known after the change in name contemplated by this Agreement.

            "Pennsauken Non-Competition Agreements" shall mean each of the two Non-Competition Agreements, dated November 30, 1993, between the Partnership and Millard Wilkinson and Robert Moore, respectively, as assumed by Sleepmaster.

            "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

            "Purchased Membership Interests" shall mean the Preferred Interests and the Common Interests being purchased by the Investor from the Existing Investors pursuant to Section 2.5.

            "Recapitalization Notes" shall mean the Junior Subordinated Notes of the Company, each of which shall be substantially in the form of Exhibit C, dated as of the Release Date, in the original aggregate principal amount of $7,000,000 made by the Company to the Existing Members and immediately thereafter purchased by the Investor.

            "Redeemed Interests" shall have the meaning given it in Section 2.3.

            "Reilly" shall mean Michael Reilly, an individual.

            "Release" shall have the meaning given it in Section 9.5.

            "Release Date" shall mean the date on which the Release occurs.

            "Representative of the Existing Members" shall mean Brown or such other Person that is named as such in a written instrument signed by the Existing Members holding a majority in percentage of the Membership Interests of the Company measured as of the date of this Agreement.

            "Restated Operating Agreement" shall mean the Operating Agreement, as amended and restated in the form of Exhibit D.

            "Retained Interests" shall mean all Membership Interests of the Company other than the Redeemed Interests.

            "Schweitzer" shall mean Charles Schweitzer, an individual.

            "Serta" shall mean Serta, Inc., a Delaware corporation.

            "Serta Consent" shall mean the consent of Serta and the stockholders of Serta to the transactions contemplated by this Agreement, to the extent required by the by-laws of Serta and the Serta Licenses; the Serta Consent shall include a letter agreement to be entered into between Serta and First Source relating to certain rights of First Source in the event of a default by Sleepmaster under the New Senior Loan Facility.

            "Serta Licenses" shall mean the two Standard License Agreements and the two Memoranda of Agreement (collectively, the "Serta Licenses"), dated January 12, 1995, between the Company and Serta covering certain territories in Pennsylvania, New Jersey, New York, Connecticut, Maryland and Delaware.

            "Sleepmaster Distribution" shall mean the distribution to be made by Sleepmaster to B/S and the Company pursuant to Section 3.2.

            "Sleepmaster Operating Agreement" shall mean the Operating Agreement, dated as of December 19, 1994, among Sleepmaster and its members.

            "Tax" means, with respect to the Company or Sleepmaster, any taxes, fees, charges, levies, excises, duties, or assessments of any kind whatsoever, including, without limitation, income, gross receipts, ad valorem, premium, excise, real property, personal property, windfall profit, sales, use, transfer, licensing, import, export, withholding, employment, payroll, social security, medicare, environmental (under Code Sec. 59A), customs duties, value added, alternative or add-on minimum estimated and franchise taxes, together with additions to tax or additional amounts, interests and penalties relating thereto that may be imposed by any Governmental Entity on or with respect to the Company or Sleepmaster with respect to all taxable periods ending on or prior to the Closing Date;

            "Tax Returns" mean all returns, reports, declarations and forms, including any schedule or attachment thereto, and any amendment thereof, required to be filed in respect of any Taxes.

            "Warrant" shall mean the warrant to purchase a 10.20% non-voting membership interest in the Company, dated January 12, 1995, expiring January 12, 2005 and issued by the Company to NCC.

Other capitalized terms used herein shall have the respective meanings accorded them throughout this Agreement.


                                   ARTICLE II

                          RECAPITALIZATION TRANSACTIONS

      2.4. Senior Debt Recapitalization. The Company will authorize, and will cause Sleepmaster to authorize, the New Senior Loan Facility. Subject to the terms and conditions of this Agreement, the Company will cause Sleepmaster to, and Sleepmaster will, enter into the New Senior Loan Facility and borrow initially $30,720,000 and thereafter such amounts as Sleepmaster deems necessary or advisable.

      2.5. Authorization of New Senior Subordinated Notes. The Company will cause Sleepmaster to authorize, and Sleepmaster will authorize, the issue, sale and delivery of the New Senior Subordinated Notes to Pacific. Subject to the terms and conditions of this Agreement, Sleepmaster will issue, sell and deliver the New Senior Subordinated Notes to Pacific in the aggregate principal amount of $15,000,000.

      2.6. Authorization of Redemption of Membership Interests and Recapitalization Notes. The Company will authorize the redemption of the Membership Interests of the Company owned by the Existing Members to the extent set forth in Schedule 2.3 (the Membership Interests of the Company being so repurchased by the Company being referred to in this Agreement collectively as the "Redeemed Interests"), for the aggregate redemption price determined pursuant to Section 3.3 and referred to in the aggregate in this Agreement as the "Net Redemption Price." In order to pay a portion of the Net Redemption Price, the Company will authorize the issue, sale and delivery of the Recapitalization Notes to all of the Existing Members on a pro rata basis (based on the amount of their respective Membership Interests). Subject to the terms and conditions of this Agreement, the Company will redeem the Redeemed Interests from the Existing Members, and the Existing Members will jointly and severally sell and transfer the Redeemed Interests to the Company as set forth in Schedule 2.3, all for the Net Redemption Price, which price consists of cash and the Recapitalization Notes.

      2.7. Resignation of Certain Members; Reclassification of Membership Interests. Subject to the terms and conditions of this Agreement (a) the Existing Members (other than the Employee Members) hereby resign from the Company, such resignations to become effective only immediately following the Existing Members' receipt of the Net Redemption Price; provided that notwithstanding such resignations, the Existing Members will retain their respective Membership Interests in the Company until the Investor purchases their Membership Interests pursuant to Section 2.5. Each Existing Member and the Company hereby waive the provisions of Section 2B-38 of the Act and consent to the effectiveness of the resignations of the Existing Members (other than the Employee Members) as stated in the preceding sentence; and (b) immediately following their receipt of the Net Redemption Price payable to them, the Employee Members and the Company will enter into and deliver the Restated Operating Agreement.

      2.8. Purchases by the Investor from the Existing Members. Subject to the terms and conditions of this Agreement, (i) the Investor will purchase from the Existing Members, and the Existing Members will sell and assign to the Investor in the respective allocations set forth in Schedule 2.5, Membership Interests of the Company, all for an aggregate purchase price of $12,984,286 less the B/S Purchase Price (such net amount being referred to as the "Investor's Purchase Price") payable in cash, all to the extent set forth and for the allocations of the Investor's Purchase Price that are set forth in Schedule 2.5, and (ii) the Investor will purchase and assume from the Existing Members, and the Existing Members will sell and assign to the Investor, the Recapitalization Notes in exchange for an equivalent aggregate principal amount of Investor Notes. In connection therewith, the Investor will authorize the issue, sale and delivery of the Investor Notes to the Existing Members in an aggregate principal amount equivalent to the aggregate principal amount of the Recapitalization Notes, and will authorize the purchase of the Recapitalization Notes by the Investor.

      2.9. Purchase and Sale of B/S Interest. Subject to the terms and conditions of this Agreement, B/S will sell and assign to Investor, and Investor will purchase from B/S, the B/S Membership Interest for the B/S Purchase Price, payable in cash.

      2.10. Closing. The closing of the transactions described in Sections 2.1 through 2.6 (the "Closing") will be held on October 17, 1996 at 10:00 A.M. or at such other time and date not later than November 15, 1996 at least three business days after the waiver or satisfaction of all closing conditions set forth in Articles VII and VIII as the parties hereto mutually agree (the "Closing Date") at the offices of counsel to the Company or such other place as the parties hereto mutually agree. At the Closing, the parties will deliver into the escrow contemplated by this Agreement those documents listed in Sections 9.1 and 9.2.

      2.11. Payments by Investor to the Existing Members. Upon the Release, the Investor will pay the Investor's Purchase Price for the Purchased Membership Interests to such respective bank accounts of the Existing Members as the Representative for the Existing

Members shall advise the Investor in writing not less than three business days prior to the Closing.

      2.12. Payments by the Company to the Existing Members. Upon the Release, the Company will pay the Existing Members the cash portion of the consideration due to be paid under this Agreement to such respective bank accounts as the Representative for the Existing Members shall advise the Company in writing not less than three business days prior to the Closing.

      2.13. The Warrant. At the Closing, if and to the extent that the Warrant has not theretofore been exercised, the Warrant shall be cancelled by the Company in accordance with its terms, and the holder of the Warrant shall deliver to the Company an instrument acknowledging the cancellation of such Warrant and the full and final release of any obligations of the Company or Sleepmaster thereunder.

      2.14. Cancellation of Equity Plan. Each outstanding right issued pursuant to the Equity Plan shall be cancelled simultaneously with the Closing.

      2.15. Method of Payment. Subject to Section 11.5, all payments to be made upon the Release or otherwise under this Agreement shall be made by bank wire transfer of federal funds.



                                   ARTICLE III

                             PAYMENTS BY THE COMPANY

      2.16. Payments of Debt and Related Charges. At the Release, the Company shall pay, or cause to be paid, in full:

            (a) the Existing Senior Loan Facility;

            (b) all Change of Control Payments;

            (c) $104,150 of the amount outstanding under the Pennsauken Non-Competition Agreements; and

            (d) the Company Expenses.

      2.17. Sleepmaster Distribution. At the Release, Sleepmaster will distribute to its members in proportion to their Membership Interests the amount by which $43,000,000 exceeds the amounts to be paid or caused to be paid by the Company pursuant to Section 3.1.

      2.18. Redemption Price.

            (a) The "Gross Redemption Price" shall be the amount by which $65,000,000, as adjusted pursuant to Section 3.4(b), exceeds the sum of the amounts paid pursuant to clauses (a) through (d) of Section 3.1.

            (b) The "Net Redemption Price" shall mean the Gross Redemption Price reduced by (i) an amount equal to 2% of the Sleepmaster Distribution, (ii) the Investor's Purchase Price, (iii) the B/S Purchase Price and (iv) $2,015,714.

            (c) At the Release, the Net Redemption Price shall be allocated and paid to the Existing Members as follows:

            (i) Each Existing Member (including, for purposes of clauses (i) through (iii) of this Section 3.3(c), the holder of the Warrant, if the holder has exercised the Warrant on or prior to the Release Date) will receive in partial payment for the redemption of its Membership Interest in the Company its pro rata share (based on the amount of its Membership Interest in the Company as a percentage of all Membership Interests, after giving effect to the exercise of the Warrant, if and to the extent the Warrant shall have been exercised) of the Recapitalization Notes, duly executed and delivered by the Company and registered in its name;

            (ii) Each Existing Member (other than the Employee Members) will receive as payment for the redemption of the remainder of his or its Redeemed Interests its pro rata share of 50.52% of the Adjusted Net Redemption Price (the "Non-Employee Members' Share") determined as follows: the amount payable to each such Existing Member shall be the product of the Non-Employee Members' Share and a fraction, the numerator of which shall be the Membership Interest of the Company held by such Member, expressed in percentage terms (without reduction for the partial redemption effected by the issuance of the Recapitalization Notes), and the denominator of which shall be the aggregate of the Membership Interests of the Company held by all of the Existing Members, expressed in percentage terms (other than the Employee Members); as of the date of this Agreement, after giving effect to the exercise of the Warrant if the same shall have been exercised on or prior to the Release Date; provided, that if the Warrant shall not have been exercised in full on or prior to the Release Date, the percentage of the Adjusted Net Redemption Price subject to this Section 3.3(c)(ii) shall be 44.9% and not 50.52%); and

            (iii) Each Employee Member shall receive as payment for the redemption of his Redeemed Interests his pro rata share of 49.48% of the Adjusted Net Redemption Price (such net amount being referred to as the "Employee Members' Share"), determined as follows: the amount payable to each Employee Member shall be the product of the Employee Members' Share and a fraction, the numerator of which shall be the Membership Interest of the Company held by such Member, expressed in percentage terms (without reduction for the partial redemption effected by the issuance of the Recapitalization Notes), and the denominator of which shall be the aggregate of the Membership Interests of the Company held by all of the Employee Members as of the date of this Agreement, expressed in percentage terms; provided, that if the Warrant shall not have been exercised on or prior to the Release Date, the percentage of the Adjusted Net Redemption Price subject to this Section 3.3(c)(iii) shall be 55.1% and not 49.48%).

      2.19. Pre-Closing Adjustment.

            (a) Not later than five days prior to the Closing Date, the Company shall deliver to the Investor a financial statement of the Company (the "Estimated Pre-Closing Statement") setting forth the Company's good faith estimate of Sleepmaster's Net Working Capital (the "Net Working Capital Estimate") as of the opening of business on the Closing Date. The Estimated Pre-Closing Statement shall have been prepared in accordance with GAAP applied in a manner consistent with the Financial Statements.

            (b) Based on the Estimated Pre-Closing Statement, if the Net Working Capital Estimate is negative, the Gross Redemption Price shall be reduced by such negative amount on a dollar-for-dollar basis.

      2.20. Post-Release Adjustment.

            (a) Commencing promptly after the Release Date, the Investor shall cause the Company to prepare and deliver to the Investor and the Representative of the Existing Members within 30 days following the Release Date a statement (the "Release Date Statement") of Net Working Capital of the Company as of the opening of business on the Release Date.

            (b) The Representative of the Existing Members and its accountants shall review the Release Date Statement and in connection with such review shall have reasonable access to work papers and personnel to be able to determine the manner in which any item reflected on the Release Date Statement was determined and the accuracy of any such determination. The Investor shall provide, and shall cause the Company to provide, the Existing Members and their accountants reasonable access at all reasonable times to the Company's books, records, premises and facilities and other materials, and shall furnish the Representative of the Existing Members and its accountants with such information and assistance as either of them shall reasonably request to assist them in their review of the Release Date Statement in accordance with this Section. Within 30 days after delivery of the Release Date Statement (the "Review Period"), the Existing Members shall deliver a written notice to the Investor setting forth a description of all their objections, if any, to the Release Date Statement. If no such objection is delivered to the Investor within the Review Period, then on the day following the last day of the Review Period, the Existing Members will be deemed to have accepted the Release Date Statement.

            (c) The Investor and the Representative of the Existing Members shall attempt to resolve all of the Existing Members' objections in good faith within 15 days of delivery by the Representative of the Existing Members of the notice of objections. If any objections remain unresolved after the end of such 15-day period, the Investor and the Representative of the Existing Members shall retain the New York City office of Ernst & Young, LPP, or another public accounting firm of national reputation mutually acceptable to the Investor and the Representative of the Existing Members (the "Arbitrator"), to resolve all disputes relating to the Release Date Statement. The Investor on the one hand and the Existing Members on the other hand shall each pay one-half of the Arbitrator's fees and expenses. The Arbitrator shall be instructed to (i) make its determination based on the terms and conditions of this Agreement and (ii) select the position of the Investor, the Existing Members or one that falls between and (iii) make a final resolution of all disputes within 10 days after being retained by the Investor and the Representative of the Existing Members.

            (d) Within 10 days after the resolution of all disputes arising out of the review of the Release Date Statement in accordance with Section 3.5(c), or, if the Representative of the Existing Members shall not have delivered the notice setting forth their objections pursuant to Section 3.5(b), the end of the Review Period, whichever is later, the following adjusting payments shall be made:

                  (i) If the Net Working Capital Estimate is negative and if the
            Release Date Net Working Capital is less (i.e., negative to a greater extent) than the Net Working Capital Estimate (as finally determined in accordance with this Section), then the Existing Members shall jointly and severally pay to the Company the amount of the difference;

                  (ii) If the Net Working Capital Estimate is negative and if the Closing Date Net Working Capital is also negative but is greater (i.e., negative to a lesser extent) than the Net Working Capital Estimate, the Company shall pay the Existing Members the amount of the positive difference;

                  (iii) If the Net Working Capital Estimate is negative and if the Release Date Net Working Capital is positive, then the Company shall pay the Existing Members the amount by which the Gross Redemption Price was reduced pursuant to Section 3.4(b);

                  (iv) If the Net Working Capital Estimate is positive and the
            Release Date Net Working Capital is negative, the Existing Members shall jointly and severally pay the Company the amount by which the Release Date Net Working Capital is negative; and

                  (v) If both the Net Working Capital Estimate and the Release
            Date Net Working Capital are positive, no adjusting payments shall be due or payable.

All payments made pursuant to this Section 3.5(d) shall be adjustments to the Net Redemption Price and shall be made by wire transfer of federal funds.

      2.21. Allocation. The aggregate of the Net Redemption Price and the Investor's Purchase Price shall be allocated among the Company Assets pursuant to Schedule 3.6. No party to this Agreement shall take any position for purposes of Federal or state income tax respecting the allocation of such amounts which is inconsistent with the allocation so agreed upon by the parties in accordance with this Section.


                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                          THE COMPANY, SLEEPMASTER, B/S
                            AND THE EXISTING MEMBERS

            The Company, Sleepmaster, B/S and the Existing Members hereby represent and warrant, jointly and severally, to the Investor that the statements made in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date and as of the Release Date.

      2.22. Organization and Good Standing, etc.

            (a) Each of the Company and Sleepmaster (i) is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of formation; (ii) has full power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (iii) is duly qualified to transact business in all jurisdictions in which the ownership or leasing of assets, or conducting of its business, requires such qualification and in which the failure to so qualify would have a Material Adverse Effect on the Business.

            (b) The Company has heretofore delivered to the Investor complete and correct copies of the Articles of Formation and Operating Agreement, as amended as currently in effect, of each of the Company and Sleepmaster.

            (c) Prior to giving effect to the transactions referred to in
Article II, Schedule 4.1(c) sets forth a true, correct and complete list of (i) all holders of any Membership Interests of the Company and the amount of such Membership Interests expressed as a percentage of the profits and losses of the Company to which such holder is entitled; and (ii) all holders of any Membership Interests of Sleepmaster and the amount of such Membership Interests expressed as a percentage of the profits and losses of Sleepmaster to which such holder is entitled. Other than as set forth in Section 2.3 and the Warrant, there are no subscriptions, commitments, options, warrants or other arrangements to issue Membership Interests of the Company or of Sleepmaster or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any Membership Interests of the Company or of Sleepmaster.

            (d) Except for the Company with respect to Sleepmaster, neither the Company nor Sleepmaster has any investment in and does not control, directly or indirectly, any other corporation, partnership, joint venture, association or other entity or business concern.

      2.23. Financial Statements. Attached hereto as Schedule 4.2 are (a) the consolidated balance sheet of the Company as at December 31, 1995 (the "1995 Balance Sheet") and the related consolidated statements of operations and cash flows of the Company and Sleepmaster for the fiscal year then ended, together with the notes thereto, in each case audited by Edelman & Kalosieh, the Company's independent certified public accountant, together with the audit report of such firm as to such statements (collectively, with the 1995 Balance Sheet, the "1995 Financial Statements"); (b) the consolidated balance sheets for the Partnership as at December 31, 1994, December 31, 1993 and December 31, 1992, and the related consolidated statements of operations and cash flows of the Partnership, each audited by an independent certified public accountant, together with the audit report from such firm as to such statements (the "Historical Financial Statements"); and (c) an unaudited consolidated balance sheet for the Company and Sleepmaster as at June 30, 1996 and unaudited statements of operations and cash flow for the six-month period then ended (the "Interim Financial Statements"; the 1995 Financial Statements, the Historical Financial Statements and the Interim Financial Statements being collectively referred to as the "Financial Statements"). The Financial Statements (i) were compiled from and are consistent with the books and records of the Company and Sleepmaster, or of the Partnership, as the case shall be, regularly maintained by management and used to prepare the financial statements of the Company and Sleepmaster, or of the Partnership, as the case shall be, (ii) are used by the Company in the ordinary conduct of the business of the Company and Sleepmaster,
(iii) except as disclosed in Schedule 4.2, were determined on a basis consistent with the past practices of the Company and Sleepmaster, or of the Partnership, as the case shall be, (iv) present fairly the financial position, results of operation and other information of the Company and Sleepmaster included therein, or of the Partnership, as the case shall be, including, without limitation, adequate reserves with respect to inventory, and (v) except with respect to the absence of footnotes and normal year-end adjustments to be made to the Interim Financial Statements, have been prepared in accordance with GAAP as consistently applied by the Company and Sleepmaster during the period covered.

      2.24. Authorization; No Violation; Consents.

            (a) Authorization and No Violation. Except as set forth in Schedule 4.3(a), each of the Company and Sleepmaster has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its respective obligations hereunder and thereunder. The execution and delivery by each of the Company and Sleepmaster of this Agreement and the other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby, the performance by each of the Company and Sleepmaster of their respective obligations contemplated hereby and thereby (i) have been duly and validly authorized by all necessary action on the part of each of the Company and Sleepmaster, including without limitation all actions taken by the members or managers of the Company and Sleepmaster, (ii) do not conflict with or violate any of the terms of the Articles of Formation or Operating Agreement of the Company or Sleepmaster, (iii) do not violate any applicable law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree of any court, administrative or Governmental Entity, and (iv) except as set forth in Schedule 4.3(a), do not violate or conflict with the terms of, or result in a breach of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of the Company or Sleepmaster under, any mortgage, indenture, lease, agreement, license or other instrument to which the Company or Sleepmaster is a party or by which the Company or Sleepmaster, or the assets thereof, may be bound, which violation, conflict, default or Lien, in the aggregate with all other such violations, conflicts, defaults and Liens, would have a Material Adverse Effect on the Company and Sleepmaster, taken as a whole.

            (b) Consents. Except as set forth in Schedule 4.3(b), there are no consents, authorizations or approvals of, notices to, or filings or registrations with, any Governmental Entity or any other third party, required, and no Change of Control Payments become payable, in connection with the execution and delivery by the Company or Sleepmaster of this Agreement and the other agreements and documents contemplated hereby, the consummation of the transactions contemplated hereby and thereby and the performance by the Company or Sleepmaster of their respective obligations contemplated hereby and thereby, except where the failure to obtain such consents, authorizations or approvals would not have a Material Adverse Effect on the Company and Sleepmaster, taken as a whole. Except as otherwise set forth in Schedule 4.3(b), all consents, authorizations, approvals, notices, filings and registrations set forth in said Schedule have been obtained or made.

            (c) Enforceable Agreement. This Agreement and the other agreements and documents contemplated hereby constitute the legal, valid and binding obligations of the Company, Sleepmaster and the Existing Members, as the case shall be, enforceable in accordance with their respective terms, except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought, and that applicable bankruptcy and other laws of general application may affect the rights and remedies of creditors.

      2.25. Properties of the Business.

            (a) Title to Assets and Related Matters. Except as set forth in
Schedule 4.4(a), the Company or Sleepmaster, as the case shall be, has good and marketable title to all of the Company Assets, and on the Release Date the Company Assets shall be free and clear of all Liens, except such Liens which are set forth in Schedule 4.4(a). All property and assets (tangible and intangible) used or required by the Company or Sleepmaster in the conduct of the Business as presently conducted are owned by the Company or Sleepmaster, as the case may be, or licensed or leased to the Company or Sleepmaster, as the case may be, pursuant to a license or lease listed in Schedule 4.4(c), Schedule 4.4(d),
Schedule 4.8 or Schedule 4.9. The Company Assets include all properties and assets (other than cash and cash equivalents) utilized in carrying on the operations of the Business in the Ordinary Course of Business.

            (b) Owned Real Property. Neither the Company nor Sleepmaster owns any real property in fee simple.

            (c) Leased Real Property. Schedule 4.4(c) sets forth all leases or other agreements pursuant to which the Company or Sleepmaster leases, occupies or otherwise uses real property. The lease covering real property located at 2001 Lower Road, Linden, New Jersey, dated October 13, 1993, between Hartz Mountain Industries, Inc. ("Hartz"), a New York corporation, as landlord, and the Partnership, as tenant, as modified and assigned under the Landlord's Consent and Modification Letter Agreement and the Assignment and Assumption of Lease Agreement, dated January 12, 1995, between the Partnership, as assignor, and Sleepmaster, as assignee (as so assigned and amended, the "Linden Lease") is in full force and effect and is enforceable in accordance with its terms. The Company has previously delivered to the Investor a true and complete copy of the Linden Lease including all amendments, supplements and other modifications thereto. Other than Sleepmaster, there are no parties in possession or parties having any rights to occupy all or any portion of the Facility. The Facility is in good condition and repair and is sufficient and appropriate for the conduct of the Business as presently conducted. The Facility and all plants, buildings and improvements located thereon conform to all applicable building, zoning and other laws, ordinances, rules and regulations, other than nonconformances, none of which, either individually or in the aggregate, would have a Material Adverse Effect on the Business. There is no pending or, to the knowledge of the Company, any threatened condemnation proceeding affecting any portion of the Facility. To the Company's best knowledge, all utilities enter the Facility from an adjacent public street or valid private easement owned by the supplier of such utility; the Facility has direct access to a public street adjoining the Facility and no existing accessway crosses or encroaches upon any property or property interest of any third party; and no improvement forming a portion of the Facility encroaches upon any property or property interest of any third party.

            (d) Personal Property Leases. Schedule 4.4(d) contains a complete list of:

                  (i) all leases pursuant to which the Company or Sleepmaster leases any type of personal property (including without limitation computer hardware and software) which provide, singly, for rental payments in excess of $10,000 per annum; and

                  (ii) all leases pursuant to which the Company or Sleepmaster leases to others any type of property which provide, singly, for rental payments in excess of $25,000 per annum or which have an unexpired term in excess of three years.

      2.26. Compliance with Laws.

            (a) Since the inception of the Company and Sleepmaster, each has conducted its business in compliance with all applicable federal, state or local laws, rules and regulations, ordinances, orders, judgments, decrees or administrative rulings, except for (i) possible violations which in the aggregate do not have a Material Adverse Effect on the Business, and (ii) those described in Schedule 4.5.

            (b) Since the inception of the Company and Sleepmaster, B/S and each of the Existing Members have complied with all federal, state or local laws, rules and regulations, ordinances, orders, judgments, decrees or administrative rulings that are applicable to the Company Assets, the Business or the ownership of the Membership Interests, to the extent such laws, rules and regulations, ordinances, orders, judgments, decrees and administrative rulings are applicable to B/S and each of the Existing Members, as the case may be.

      2.27. Litigation. Except as set forth in Schedule 4.6, there are no Actions pending against the Company, Sleepmaster, B/S or any of the Existing Members or any properties or rights of the Company or Sleepmaster or otherwise relating to the Company or Sleepmaster, and none of the Company, Sleepmaster, B/S nor any of the Existing Members is subject to any Action, before any court, arbitrator or administrative or Governmental Entity. Except as set forth in
Schedule 4.6, to the Company's knowledge there are no Actions threatened against the Company, Sleepmaster, B/S or any of the Existing Members or any properties or rights of the Company or Sleepmaster or otherwise relating to the Company or Sleepmaster, except those Actions which, either individually or in the aggregate, would not have a Material Adverse Effect on the Company and Sleepmaster, taken as a whole. No Actions are pending or, to the Company's knowledge, threatened against the Company, Sleepmaster, B/S or any of the Existing Members or otherwise which question or challenge the validity of this Agreement or any action taken or proposed to be taken by the Company or Sleepmaster pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

      2.28. Absence of Certain Changes. Except as set forth in Schedule 4.7, since June 30, 1996 each of the Company and Sleepmaster has conducted its business only in accordance with the Ordinary Course of Business and has not:

                  (i) suffered any Material Adverse Effect on the Business or the financial condition or prospects of the Business;

                  (ii) suffered any damage, destruction or loss, whether covered by insurance or not, materially adversely affecting its property, plant or equipment;

                  (iii) paid, discharged or satisfied any material liability or other expenses other than the payment, discharge or satisfaction of liabilities at the time the same were due and payable and in the Ordinary Course of Business;

                  (iv) sold, assigned, transferred, mortgaged, pledged or
            permitted or allowed the imposition of any Liens upon any of its properties or assets (real, personal or mixed, tangible or intangible) other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money;

                  (v) created or incurred any Debt, except incurred in the
            borrowing of money in the Ordinary Course of Business from its bank lender or created or incurred any other material liability;

                  (vi) delayed or postponed the payment of accounts payable or other liabilities not in the Ordinary Course of Business;

                  (vii) cancelled or compromised any material liabilities, or waived or permitted to lapse any material claims or rights, except in the Ordinary Course of Business;

                  (viii) disposed of or permitted to lapse any rights to the use of any patent, trademark, trade name, copyright, slogan or telephone number material to the Business;

                  (ix) granted any material general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any managers or employee, other than in the Ordinary Course of Business;

                  (x) entered into any contract, license, commitment or
            transaction not in the Ordinary Course of Business, invested in, or committed to invest in, or acquired the assets of another Person in excess of $25,000, or made any capital expenditures or commitment for any additions to property, plant or equipment which exceed $25,000 in any one case or $100,000 in the aggregate;

                  (xi) accelerated, terminated, modified or cancelled any
            agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $25,000 to which the Company or Sleepmaster is a party or by which it is bound and the Company or Sleepmaster has no knowledge of any action by any party to do any of the foregoing;

                  (xii) made any material change in any method of accounting or accounting practice;

                  (xiii) paid (other than any payments in the Ordinary Course of
            Business), loaned or advanced any material amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its managers, employees, or any family member of any of its managers or employees, or any Affiliate of the Company or Sleepmaster, or any manager or employee of any such Affiliate or Sleepmaster;

                  (xiv) granted or entered into any license or sublicense of any rights under or with respect to any Intangible Property Rights;

                  (xv) declared, set aside or paid any dividend or made any
            distribution with respect to its membership interests (whether in cash or in kind) other than tax distributions or redeemed, purchased or otherwise acquired any of its membership interests;

                  (xvi) entered into any employment contract or collective
            bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement; and

                  (xvii) agreed, whether in writing or otherwise, to take any action described in this Section 4.7.

      2.29. Patents, Trademarks, Trade Names. Subject to matters disclosed in
Schedule 4.4(a), Sleepmaster owns all right, title and interest in and to, free and clear of any Liens, or is licensed or otherwise has the full right to use, insofar as the same relate to its business and its operations, all of the Intangible Property Rights necessary for the operations of the Business as presently conducted, subject to such exceptions which in the aggregate would not have a Material Adverse Effect on the Business. Schedule 4.8 contains a complete list of (a) all registered Intangible Property Rights and all other material Intangible Property Rights (registered and otherwise) and all pending patent applications and applications for registration of other Intangible Property Rights owned by the Company or Sleepmaster, (b) all trade names, corporate names, unregistered trademarks and material unregistered copyrights owned or used by the Company or Sleepmaster and (c) all licenses and other agreements relating to any Intangible Property Rights which the Company or Sleepmaster is licensed or authorized to use by others or licenses or authorizes others to use. Except for matters set forth in Schedule 4.8 and for immaterial nonexclusive licenses granted to third parties, to the Company's knowledge, the

Company or Sleepmaster has the sole and exclusive right to use the Intangible Property Rights. Neither the Company nor Sleepmaster has received notice of any claims and, to the Company's knowledge, no claims have been asserted by any Person to the use of any Intangible Property Rights, or challenging or questioning the validity or effectiveness of any such license or agreement, which claim, if correct, would have a Material Adverse Effect on the Business. The Company has received no notice that the use of such Intangible Property Rights by the Business infringes, misappropriates or otherwise conflicts with any Intangible Property Rights of any other Person, which claim, if correct, would have a Material Adverse Effect on the Business.

      2.30. Contracts and Commitments.

            (a) Schedule 4.9 (together with the leases disclosed in Schedule 4.4(c) and 4.4(d), the licenses disclosed in Schedule 4.8 and the employee benefit plans disclosed in Schedule 4.11) contains a true and complete list of the following types of agreements of the Business which require the performance of any obligation or the payment or delivery of any consideration by any party thereto after the date hereof:

                  (i) the Serta Licenses;

                  (ii) all agreements, contracts and commitments to which the
            Company or Sleepmaster is a party or by which any of the Company Assets is bound which by their terms (A) can reasonably be expected to require future payment by or to the Company or Sleepmaster of $25,000 or more or (B) cannot be terminated by any party thereto on less than 90 days prior notice;

                  (iii) all other written employment contracts and commitments with employees of the Company or Sleepmaster providing for direct remuneration for any employee or containing any severance or termination pay or obligations for any employee;

                  (iv) all collective bargaining agreements and union contracts to which the Company or Sleepmaster is a party;

                  (v) all other contracts and commitments of the Company or
            Sleepmaster reflecting Debt or guarantees thereof;

                  (vi) all other contracts of the Company or Sleepmaster for or relating to the construction of capital assets which exceed $25,000 in any one case or $100,000 in the aggregate;

                  (vii) all partnership or joint venture agreements to which the
            Company or Sleepmaster is a party;

                  (viii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Company or Sleepmaster, or involve consideration in excess of $25,000;

                  (ix) any agreement concerning confidentiality or
            noncompetition; or

                  (x) any agreement under which the consequences of a default or termination could have a Material Adverse Effect on the Business.

            (b) The Company has made available to the Investor full and complete copies of the documents identified in Schedules 4.4(c), 4.4(d) and 4.9 (the "Material Contracts").

            (c) Except as provided in Section 4.9(e), other than the Serta Licenses, neither the Company nor Sleepmaster is a party to any written agreement and is not subject to any other instruments or documents that would materially restrict the Business.

            (d) The Material Contracts are valid, binding, enforceable and in full force and effect and there does not exist any default on the part of the Company or Sleepmaster, or, to the Company's knowledge, any default on the part of the other party thereto or any event which with notice or lapse of time or both would constitute a default, under a Material Contract, which default would allow the termination thereof and would have a Material Adverse Effect on the Business. Each Material Contract will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions thereof).

            (e) The by-laws of Serta, the rules and regulations of Serta promulgated thereunder and the agreement, dated January 12, 1995, between Sleepmaster and Serta, are the only instruments or agreements among Serta and its stockholders to which Sleepmaster or any of its Affiliates are subject or which bind Sleepmaster or any of its Affiliates.

      2.31. Compliance with Labor and Employment Laws.

            (a) Sleepmaster is in compliance with the Labor Contract and, in all material respects, all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision thereof to which the Company and Sleepmaster and the employment of labor or the use or occupancy of properties of any part thereof are subject, including without limitation laws respecting employment and employment practices, terms and conditions of employment, workplace health and safety, plant closing, employment discrimination and wages and hours other than failures to comply with applicable laws, none of which would, singly or in the aggregate have a Material Adverse Effect on the Business.

            (b) There is no strike, labor dispute, slowdown or stoppage actually pending, or, to the Company's knowledge, threatened, against or directly affecting the Company or Sleepmaster.

            (c) To the knowledge of the Company, (i) no executive, key employee, or group of employees has any plans to terminate employment with the Company or Sleepmaster; (ii) neither the Company nor Sleepmaster has experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes; (iii) neither the Company nor Sleepmaster has committed any unfair labor practice and (iv) there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or Sleepmaster.

      2.32. Employee Benefit Plans.

            (a) Schedule 4.11 sets forth the name of (i) each of the "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained currently or in the past by the Company or Sleepmaster under which the Company or Sleepmaster has any current or potential liability or under which any former or present employee of the Company or Sleepmaster has any current or future rights to benefits (the "ERISA Plans"), (ii) each nonqualified deferred compensation, bonus, incentive or other retirement, plan, program or arrangement, and (iii) each fringe benefit plan or program (collectively (i), (ii) and (iii) shall be referred to as the "Plans"), copies of which have been previously delivered to the Investor. None of the employee benefit plans set forth in Schedule 4.11 is a "pension plan" as defined in Section 3(2) of ERISA.

            (b) Neither the Company nor any trade or business (whether or not incorporated) which are or have ever been under common control, or which are or have been treated as a single employer, with the Company under Section 414(b),
(c), (m) or (o) of the Code, has maintained or contributed or ever been obligated to contribute to any pension plan that is subject to Title IV of ERISA (including a multiemployer pension plan).

            (c) Each Plan (and related trusts, insurance contracts or other funding vehicles) complies in form and operation with the applicable requirements of law; and each ERISA Plan which is intended to be qualified under
Section 401 of the Code is so qualified, has received a favorable determination letter from the IRS and was timely amended and filed with the IRS for a favorable determination letter with respect to changes made by the Tax Reform Act of 1986. All required reporting and disclosure obligations (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) with respect to each ERISA Plan has been properly and timely filed with the appropriate government agency or distributed to participants.

            (d) With respect to each Plan, all contributions and premium payments which are due (including all employer and employee contributions) have been paid and all contributions, premium payments and uninsured welfare benefit plan liabilities for all periods ending on the Closing Date are or will be accrued for on the books and records of the Company as of the Closing Date.

            (e) With respect to each Plan, (i) neither the Company nor Sleepmaster has any actual or potential liability to the IRS or the Department of Labor, (ii) there have been no prohibited transactions (as defined in Section 406 of ERISA in Section 4975 of the Code), (iii) no fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such Plan, and (iv) no Actions with respect to the assets thereof are pending or threatened, and neither the Company nor Sleepmaster has any knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such Actions.

            (f) No welfare benefit plan (as defined in Section 3(1) of ERISA) maintained by the Company provides post-employment benefits with respect to current or former employees beyond termination of employment (other than coverage mandated by Section 4980B of the Code ("COBRA")). Each of the Company and Sleepmaster has complied in all material respects with COBRA.

            (g) The Company has made available to the Investor true and complete copies of (i) all documents governing the Plans, including, without limitation, all amendments thereto which will become effective at a later date; (ii) all summary plan descriptions and each Summary of Material Modifications relating to the ERISA Plans; (iii) all employment manuals; (iv) insurance policies or contracts with respect to each Plan; (v) financial statements with respect to the ERISA Plans (to the extent applicable); (vi) the IRS favorable determination letter with respect to each ERISA Plan (to the extent applicable); and (vii) Form 5500 (including all schedules and attachments) with respect to each ERISA Plan.

      2.33. Environmental Matters. Except as set forth in Schedule 4.12:


            (a) The operation of the business of the Company and Sleepmaster and any real property owned, operated or leased by either are in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined).

            (b) (i) Each of the Company and Sleepmaster has in a timely manner obtained and currently maintains all Environmental Permits (as hereinafter defined) necessary for its operations and is in compliance with such Environmental Permits, (ii) there are no legal proceedings pending nor, to the Company's knowledge, threatened to modify or revoke such Environmental Permits, and (iii) neither the Company nor Sleepmaster has received any notice to the effect that there is lacking any Environmental Permit, or that it is in violation of any Environmental Permit, required for the current use or operation of any real property owned, operated or leased by the Company or Sleepmaster.

            (c) Neither the Company nor Sleepmaster now utilizes, stores, disposes of, treats, generates, transports, Releases or owns any Hazardous Substance (as defined below).

            (d) Neither the Company, Sleepmaster, nor any owner or occupant of any property owned, operated or leased by the Company or Sleepmaster, has ever utilized any property of the Company or Sleepmaster, or any portion thereof, in violation of any Environmental Law.

            (e) No Release (as defined below) of any Hazardous Substance has occurred at, upon or under any property owned, operated or leased by the Company or

Sleepmaster, or at any facility or property at which Hazardous Substances used or generated by the Company or Sleepmaster have come to be located, in an amount which violates any Environmental Law or could reasonably be expected to give rise to an obligation to remediate, or any other liability, under or pursuant to any Environmental Law.

            (f) There is not now, nor has there been in the past, on, in or under any real property owned, leased or operated by the Company or Sleepmaster
(i) any underground storage tanks, above ground storage tanks, dikes or surface impoundments, (ii) any asbestos-containing materials, (ii) any polychlorinated biphenyls or (iv) any radioactive substances.

            (g) Neither the Company nor Sleepmaster has received any notice of outstanding writs, injunctions, decrees, orders, notices of violation or judgments or any suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened under or pursuant to any Environmental Laws, including but not limited to any notice from any Governmental Entity or private or public entity advising the Company or Sleepmaster that either is, or is potentially, responsible for response costs under the CERCLA (as defined in Section 4.12(j)) with respect to a Release or threatened Release of Hazardous Substances.

            (h) Neither the Company nor Sleepmaster has received any notice of any violation of, or potential liability under, any Environmental Law relating to the operation of the business or to any of the processes used or followed, results obtained or products developed, made or sold by the Company including, without limitation, under CERCLA, the Toxic Substances Control Act of 1976, as amended, the Resource Conservation Recovery Act of 1976, as amended, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, or the Occupational Safety and Health Act of 1970, as amended.

            (i) There are no Actions pending or threatened against the Company or Sleepmaster alleging the violation of or imposing liability, or potential liability, pursuant to any Environmental Law or Environmental Permit.

            (j) For purposes of this Agreement, the following terms have the following meanings: (i) "Environmental Laws" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety as in effect as of the date of this Agreement and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 33 U.S.C.
Section 2601 et seq., the Toxic Substances Control Act, 15 U.S.C.Section 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq., the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., as such laws have been amended or supplemented to the date hereof, and the regulations promulgated pursuant thereto, and all analogous state or local statutes and all common law relating to the pollution or protection of the environment; (ii) "Environmental Permit" means any permit, approval, authorization, license, variance, registration, or permission required under any applicable Environmental Law; (iii) "Hazardous Substances" means any substance, material or waste which is regulated by any Governmental

Authority or the United States or other national government, including, without limitation, any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, which includes, but is not limited to, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls and (iv) "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the indoor or outdoor environment or into or out of any property.

      2.34. Licenses, Permits and Authorizations. Each of the Company and Sleepmaster holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of the Business (the "Business Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that would not, individually or in the aggregate, have a Material Adverse Effect on the Business. Each of the Company and Sleepmaster is in compliance with the terms of the Business Permits, except where the failure so to comply would not have a Material Adverse Effect on the Business. Except as disclosed in Schedule 4.13, the business of Sleepmaster is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations that individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect thereon. Except as set forth in Schedule 4.13, no investigation or review by any Governmental Entity with respect to the Company or Sleepmaster is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, in the future will not have a Material Adverse Effect on the Business.

      2.35. Taxes.

            (a) Each of the Company and Sleepmaster has, at all times throughout its existence, qualified for U.S. federal income tax purposes as a partnership that is not a "publicly traded partnership" within the meaning of Code Section 7704.

            (b) Except as set forth in Schedule 4.14, each of the Company and
Sleepmaster:

                  (i) has timely filed or will file when due all federal,
            foreign, state and local Tax Returns, respectively, required to be filed by or with respect to it and all such Tax Returns are correct and complete in all material respects;

                  (ii) has paid in full, or made due and sufficient accrual in the 1995 Balance Sheet for, all Taxes required by statute or other applicable law to be due (or for which it may be liable) and Taxes claimed to be due by each such jurisdiction and any interest or penalties with respect thereto as of December 31, 1995; and

                  (iii) with respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, (x) has made due and sufficient accruals for Taxes in the Interim Financial Statements as adjusted for the passage of time in accordance with GAAP, and (y) will make sufficient accruals for Taxes in the Net Working Capital Estimate.

            (c) Neither the Company nor Sleepmaster is a party to, and neither has received any written notice of, any pending action or proceeding, nor, to the Company's knowledge, is any such action or proceeding threatened by any Governmental Entity, for the assessment or collection of any Taxes and no claim for the assessment or collection of any Taxes has been asserted against the Company or Sleepmaster. No Tax Return of the Company or Sleepmaster has been audited. Neither the Company nor Sleepmaster has given or been requested to give waivers or extensions of any statutes of limitations relating to the payment of Taxes.

            (d) Neither the Company nor Sleepmaster is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Entity in a jurisdiction where the Company or Sleepmaster does not file Tax Returns that the Company or Sleepmaster, as the case may be, is subject to tax in that jurisdiction. Each of the Company and Sleepmaster has withheld proper and accurate amounts from its employees, independent contractors, creditors, members or other third parties in compliance in all material respects with all withholding and similar provisions of any and all applicable federal, foreign, state and local laws, statutes, codes, ordinances, rules and regulations and paid such amounts to the appropriate Governmental Entity. Each of the Company and Sleepmaster has filed proper and accurate federal, foreign, state and local tax returns and estimates with respect to employee income tax or other withholding with respect to any independent contractors, creditors, members or other third party, social security taxes and unemployment taxes for all years and periods (and portions thereof) for which tax returns were due and any and all amounts shown on such tax returns to be due and payable have been paid in full. All payments (including interest and penalties) due or to become due with respect to employee income tax or other withholding with respect to any independent contractors, creditors, members or other third party, social security taxes and unemployment taxes for any period ending prior to the Closing Date were either paid in full on or prior to the Closing Date or accrued as a liability on the Financial Statements and in the Net Working Capital Estimate.

            (e) Each of the Company and Sleepmaster has made all required estimated payments of Taxes sufficient in amount to avoid any underpayment penalties.

            (f) None of the Company Assets is an asset or property that any Investor is or will be required to treat as being (i) owned by any other person pursuant to the provisions of Section 168(f)(8) of the Code, or (ii) tax-exempt use property within the meaning of Section 168(h)(1) of the Code. There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company by reason of Section 280G of the Code. No election under Section 338 has been made with respect to the Company or Sleepmaster. No consent to the application of Section 341(f) of the Code (or any predecessor provision) has been made or filed by or with respect to the Company, Sleepmaster or any of the Company Assets. Neither the Company nor Sleepmaster is a party to, is bound by or has any obligation under any tax sharing agreement or similar contract. Neither the Company nor Sleepmaster has any liability for the Taxes of any other Person under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or a successor, by contract, operation of law or otherwise. The Company has previously made available to the Investor true and complete copies of each of the United States federal, state, local, and foreign Tax Returns, for each of the three taxable years preceding the date hereof filed by the Company or Sleepmaster. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local, or foreign law has been entered into by or with respect to the Company or Sleepmaster. The 1995 Tax Return of the Company sets forth the respective tax bases of the Company Assets.

            (g) Each of the Company and Sleepmaster has elections in effect under Code Section 754.

      2.36. Sufficiency and Condition of Assets. Sleepmaster has, and on the Closing Date will have, a normal operating supply (consistent with practices and policies as of June 30, 1996) of Inventory, equipment and supplies. Each tangible Company Asset of Sleepmaster has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

      2.37. Broker's or Finder's Fee. Except for amounts owed by Sleepmaster to BHC under the letter agreement, dated March 14, 1996, neither the Company, any of the Existing Members, B/S nor any of the Company's Affiliates has incurred any liability to any broker, finder or agent or any other person or entity for any fees or commissions with respect to the transactions contemplated by this Agreement for which any Investor could become liable or obligated.

      2.38. Undisclosed Liabilities.

            (a) Neither the Company nor Sleepmaster has any liabilities (and, to the Company's knowledge, there exists no basis for any present or future Action against it giving rise to any liabilities), except for (i) liabilities set forth in the 1995 Financial Statements or on the face of the Interim Financials (rather than in any notes thereto); (ii) liabilities expressly set forth in the leases, licenses, contracts or agreements set forth in any of Schedules 4.4(c), 4.4(d), 4.8, 4.9 and 4.11; or (iii) liabilities which have arisen after the date of the Interim Financials in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

            (b) Except as set forth in Schedule 4.17(b), as of the Closing Date and immediately prior to the Release Date, neither the Company nor Sleepmaster will be obligated with respect to any Debt other than the Existing Senior Loan Facility, the Pennsauken Non-Competition Agreements and the Change of Control Payments. After giving effect to the Closing of the transactions contemplated by this Agreement, on the Release Date neither the Company nor Sleepmaster will be obligated with respect to any Debt other than (i) the New

Sleepmaster Debt, (ii) the Recapitalization Notes and (iii) $104,150 of the amount remaining due and unpaid under the Pennsauken Non-Competition Agreements.

      2.39. Notes and Accounts Receivable. All notes and accounts receivable of Sleepmaster are reflected properly on its books and records and are valid receivables subject to no setoffs or counterclaims, subject only to (i) the reserve for bad debts set forth on the face of the Interim Financials (rather than in any notes thereto) as adjusted for the passage of time through the Release Date in accordance with the past custom and practice of the Company and
(ii) allowances for co-op advertising, other allowances and discounts to be granted or taken in accordance with the past custom and practice of Sleepmaster.

      2.40. Insurance. Schedule 4.19 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company or Sleepmaster has been a party, a named insured, or otherwise the beneficiary of coverage at any time since its inception:

            (a) the name, address, and telephone number of the agent;

            (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

            (c) the policy number and the period of coverage; and

            (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount of coverage.

Each of the Company and Sleepmaster has been covered since its inception by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Schedule 4.19 describes any self-insurance arrangements affecting the Company or Sleepmaster.

      2.41. Product Warranty. Each product manufactured, sold or delivered by Sleepmaster has been in conformity with all applicable contractual commitments and all express and implied warranties, and neither the Company nor Sleepmaster has any liability (and, to the Company's knowledge, there is no basis for any present or future Action) for replacement or repair thereof or other damages in connection therewith other than returns and claims which could lead to returns of individual products or sets of its products in volumes consistent with the return information that was used to compute "net shipments" as shown on the Financial Statements. No product manufactured, sold or delivered by Sleepmaster is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Sleepmaster has delivered to the Investor copies of its standard terms and conditions of sale (including applicable guaranty, warranty and indemnity provisions).

      2.42. Certain Business Relationships with the Company and its Affiliates. Other than the employment agreements listed in Schedule 4.9, none of the Company's nor

Sleepmaster's members nor any of their respective Affiliates has been involved in any business arrangement or relationship with the Company or Sleepmaster within the past twelve months, which arrangement or relationship will not have been terminated prior to or at the Closing. None of the Company's nor Sleepmaster's members nor their respective Affiliates owns any asset, tangible or intangible, which is used in the Business.

      2.43. Disclosure. No representation or warranty by the Company or Sleepmaster in this Agreement (including, without limitation, the Disclosure Schedules) contains any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading.


                                    ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF
                          THE EXISTING MEMBERS AND B/S

      Each of the Existing Members and B/S hereby represents and warrants, severally and not jointly, to the Investor that the statements made in this
Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date and as of the Release Date.

      2.44. Organization and Authority.

            (a) B/S and each of the Existing Members that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. B/S and each of such corporate Existing Members has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. B/S and each of such corporate Existing Members has taken all action as and in the manner required by law, its certificate of incorporation and by-laws or otherwise to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

            (b) Each of the Existing Members organized as a partnership is a partnership duly organized, validly existing and in good standing under the laws of the state under which it has been formed and has all power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each such Existing Member has taken all action as, and in the manner, required by law, its certificate of partnership and its partnership agreement or otherwise to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

            (c) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate (i) any provisions of the certificate of incorporation or by-laws of B/S or any of the corporate Existing Members, (ii) any provisions of the certificate of partnership or partnership agreement of any Existing Members organized as a partnership, (iii) any material terms of any material contract or commitment of any kind or character to which B/S or any of the Existing Members is a party or by which any of them or their property may be bound, or (iv) any law, regulation, rule, judgment or order applicable to B/S or any of the Existing Members or their respective property.

            (d) This Agreement constitutes the valid and binding obligation of B/S and each of the Existing Members, enforceable in accordance with its terms except to the extent that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights, and (ii) certain of the covenants contained herein may not be specifically enforceable and courts may award money damages rather than specific performance of contractual provisions involving matters other than the payment of money.

      2.45. Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution or delivery of this Agreement by B/S or any of the Existing Members and the consummation of the transactions contemplated hereby.

      2.46. Ownership of Membership Interests. Each Existing Member holds of record and owns beneficially the Membership Interests of the Company (expressed as a percentage of 100%) set forth next to his name on Exhibit A free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended (the "Securities Act"), and the applicable securities laws of any state), claims, Taxes, liens, charges, encumbrances, pledges, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands. No Existing Member is a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any Membership Interest of the Company or Sleepmaster (other than this Agreement). No Existing Member is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any Membership Interest of the Company or Sleepmaster, other than the Operating Agreement and the Sleepmaster Operating Agreement.

      2.47. Investment Intent.

            (a) B/S and each Existing Member is acquiring the Preferred Interests, the Common Interests, the Recapitalization Notes and the Investor Notes (collectively referred to as the "Recapitalization Securities") being acquired by it under this Agreement solely for his or its own account, for investment, and not with a view to any distribution thereof in violation of the Securities Act, or the applicable state securities laws of any state.

            (b) B/S and each of the Existing Members understands that the Recapitalization Securities have not been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.

            (c) B/S and each of the Existing Members is financially able to hold the Recapitalization Securities being acquired by it under this Agreement for long-term investment and recognizes that there are substantial risks involved in the ownership of the Recapitalization Securities.

            (d) B/S and each of the Existing Members has such knowledge and experience in financial and business matters that such Existing Member is capable of evaluating the merits and risks of the prospective investment in the Recapitalization Securities being acquired by it under this Agreement.

            (e) B/S and each of the Existing Members is an "accredited investor," as defined under Rule 501(a) promulgated under the Securities Act.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE INVESTOR

            The Investor hereby represents and warrants to the Company and the Existing Members that the statements made in this Article VI are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date and as of the Release Date.

      2.48. Organization and Authority.

            (a) The Investor is a limited liability company duly formed and validly existing under the laws of the State of Delaware. The Investor has all requisite power and authority to execute and deliver this Agreement and to make, issue and deliver the Investor Notes and to consummate the transactions contemplated hereby. The Investor has taken all action as and in the manner required by law, its certificate of formation, its operating agreement or otherwise to authorize the execution, delivery and performance of this Agreement and the Investor Notes and the transactions contemplated hereby.

            (b) The execution and delivery of this Agreement, and the issue and delivery of the Investor Notes, do not, and the consummation of the transactions contemplated hereby will not, violate (i) any provisions of the articles of formation or operating agreement of the Investor, (ii) any material terms of any material contract or commitment of any kind or character to which the Investor is a party or by which it or its property may be bound, or (iii) any law, regulation, rule, judgment or order applicable to the Investor or its respective property. The Investor has no obligations other than created in connection with the transactions contemplated by this Agreement, has not yet commenced business or operations and, as of the Release Date, will have no Debt other than the Investor Notes.

            (c) This Agreement and the Investor Notes each constitute the valid and binding obligation of the Investor, enforceable in accordance with its respective terms except to the extent that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights, and (ii) certain of the covenants contained herein may not be specifically enforceable and courts may award money damages rather than specific performance of contractual provisions involving matters other than the payment of money.

      2.49. Consents and Approvals of Governmental Authorities. Except as set forth on Schedule 6.2, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution or delivery of this Agreement and the consummation of the transactions contemplated hereby by the Investor, or the issue or delivery of the Investor Notes by the Investor.

      2.50. Investment Intent.

            (a) The Investor is acquiring the Purchased Membership Interests and the Recapitalization Notes for its own account, for investment, and not with a view to any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), or the applicable state securities laws of any state.

            (b) The Investor understands that neither the Purchased Membership Interests nor the Recapitalization Notes have been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.

            (c) The Investor is financially able to hold the Purchased Membership Interests and the Recapitalization Notes for long-term investment and recognizes that there are substantial risks involved in the ownership of the Purchased Membership Interests and the Recapitalization Notes.

            (d) The Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the prospective investment in the Purchased Membership Interests and the Recapitalization Notes.

            (e) The Investor is an "accredited investor," as defined under Rule 501(a) promulgated under the Securities Act.

      2.51. Sufficient Funds. Attached as Exhibits E and F are written commitments which have been delivered to the Company in respect of debt financing from First Source and Pacific. The written commitments attached have been duly executed and delivered, remain in full force and effect and have not been modified or amended.

      2.52. Brokerage. The Investor is not a party to, nor is any Existing Member or the Company in any way obligated to make any payment relating to, any contract or outstanding claim for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement with respect to any broker dealt with or engaged by the Investor.


                                   ARTICLE VII

                          CONDITIONS TO THE OBLIGATIONS
                                 OF THE INVESTOR

      The consummation by the Investor of the transactions contemplated hereby is subject to the satisfaction or fulfillment of each of the following conditions; provided, that the condition set forth in Section 7.5(a) shall be a condition to be satisfied on or prior to the Release Date and not a condition to be satisfied on or prior to the Closing Date.

      2.53. Representations and Warranties True; Obligations Performed. The representations and warranties of the Existing Members, the Company, Sleepmaster and B/S, as applicable, contained herein, in the Exhibits and Schedules attached hereto and in all certificates and other documents delivered by the Existing Members, B/S, the Company or Sleepmaster to the Investor pursuant hereto or in connection with the transactions contemplated hereby shall, in all material respects, be true and accurate as of the date of this Agreement, as of the Closing Date and as of the Release Date as though such representations and warranties were made on each such date, except (a) for changes expressly permitted or contemplated by this Agreement and (b) to the extent that any such representations and warranties are made as of a specified date and as to such representations and warranties the same shall be materially true and correct as of the specified date. The Company shall have delivered a certificate, signed by its President, dated the Closing Date, certifying to the satisfaction of the foregoing conditions and the conditions set forth in Sections 7.2 through 7.13.

      2.54. No Material Changes. Since June 30, 1996 the Business shall not have suffered or become subject to changes of any kind or nature which either individually or in the aggregate would have a Materially Adverse Effect on the Business.

      2.55. Performance. Each of the Company, Sleepmaster, B/S and each of the Existing Members, as applicable, shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

      2.56. Consents. All applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), shall have expired or early termination shall have been granted. All filings with and consents from administrative, Governmental Entities, regulatory and industry authorities and other third parties required to be obtained or filed by the Company or Sleepmaster to consummate the transactions contemplated hereby shall have been obtained by the Company or Sleepmaster, unless the failure to obtain any such consent (other than with respect to the Essential Contracts) or make any such filing would not have a Material Adverse Effect on the Business or the transactions contemplated hereby, or except to the extent that making any such filing or obtaining any such consent has been waived in writing by the Investor.

      2.57. Essential Contracts.

            (a) Serta and the Serta stockholders shall have consented to the transactions contemplated hereby.

            (b) Hartz shall have consented to the transactions contemplated hereby and shall have provided (i) an estoppel certificate in accordance with the provisions of Article 32 of the Linden Lease dated not earlier than two days prior to Closing and (ii) a memorandum of the Linden Lease (or, if applicable, an amendment to any existing memorandum of the Linden Lease) in recordable form and otherwise in accordance with the provisions of Article 34 of the Linden Lease. First Source shall have entered into a letter agreement regarding the collateral assignment of the Linden Lease on terms and conditions reasonably acceptable to First Source.

      2.58. Environmental Matters.

            The Company, or Sleepmaster, as applicable, shall have submitted to the New Jersey Department of Environmental Protection and Energy ("DEPE") such materials as shall be required to complete the Transfer of the Facility in compliance with the New Jersey Industrial Site Recovery Act, and the Company, or Sleepmaster, as applicable, shall have complied, at its sole cost and expense, with all other obligations imposed upon it under that statute.

      2.59. Affiliate Transactions. The consulting agreement, dated as of January 2, 1995, between Sleepmaster and Holding Capital Group, Inc. shall have been terminated.

      2.60. Amended Operating Agreement. The Sleepmaster Operating Agreement shall have been duly amended and restated (as so amended and restated, the "Restated Sleepmaster Operating Agreement"):

            (i) to provide for the substitution of _____________ as a manager of the Company to replace Douglas A. Brown; and

            (ii) to make such other amendments and modifications to carry out the transactions contemplated by this Agreement as the Investor, the Company and the Existing Members shall reasonably agree.

      2.61. Exercise of Warrant. The Warrant shall have been duly exercised or cancelled by the holder thereof.

      2.62. Resignation of Manager. Douglas A. Brown shall have resigned as a manager of each of the Company and Sleepmaster.

      2.63. Financing. The Investor, the Company and Sleepmaster shall have received written commitments from First Source and Pacific to provide the New Sleepmaster Debt sufficient to consummate the transactions contemplated herein and provide working capital to the Company, all on terms satisfactory to the Investor in its sole discretion.

      2.64. Employment Agreements. The existing employment agreements between Sleepmaster and the Employee Members shall have been terminated as of the Release Date, and the Employee Members shall have entered into (a) employment agreements (collectively, the "Employment Agreements") with the Company, each to be dated as of the Release Date, in the respective forms of Exhibits G, H, I and J; (b) option agreements (collectively, the "Option Agreements") with the Company, each to be dated as of the Release Date, in the respective forms of Exhibits K, L, M and N; and (c) the Securityholders Agreement (the "Securityholders Agreement"), to be dated the Release Date, among the Employee Members, the Investor and the Company, substantially in the form of Exhibit O.

      2.65. No Proceedings. No Action shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (c) affect adversely the right of the Company or Sleepmaster, as the case shall be, to own the Company Assets and to operate the Business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).



                                  ARTICLE VIII

                        CONDITIONS TO THE OBLIGATIONS OF
                          THE COMPANY, SLEEPMASTER, B/S
                            AND THE EXISTING MEMBERS

      The consummation by the Existing Members, B/S, the Company and Sleepmaster of the transactions contemplated hereby is subject to the satisfaction or fulfillment of each of the following conditions on or prior to the Closing Date and the continued satisfaction and fulfillment as of the Release Date:

      2.66. Representations and Warranties True; Obligations Performed . The representations and warranties of the Investor contained herein and in all certificates and other documents delivered by the Investor pursuant hereto or in connection with the transactions contemplated hereby shall, in all material respects, be true and accurate as of the date of this Agreement, as of the Closing Date and as of the Release Date, except for changes expressly permitted or contemplated by this Agreement and except to the extent that any such representations and warranties are made as of a specified date and as to such representations and warranties the same shall be materially true and correct as of the specified date. The Investor shall have delivered a certificate, signed by its managers, dated the Closing Date and the Release

Date, as applicable, certifying to the satisfaction of the foregoing conditions and the conditions set forth in Sections 8.2 through 8.7.

      2.67. Performance. The Investor shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

      2.68. Consents. All applicable waiting periods under the H-S-R Act shall have expired or early termination shall have been granted. All filings with and consents from administrative or Governmental Entities required to have been obtained or filed by the Investor to consummate the transactions contemplated hereby shall have been obtained by the Investor, unless the failure to obtain any such consent (other than with respect to the Essential Contracts) or make any such filing would not have a Material Adverse Effect on the transactions contemplated hereby or except to the extent that making any such filing or obtaining any such consent has been waived in writing by the Company.

      2.69. Hartz Letter of Credit. Hartz shall have agreed to release the letter of credit provided by NCC and held by it as security for the Company's obligations under the Linden Lease in exchange for a letter of credit in an equivalent amount provided by or for the account of First Source.

      2.70. Environmental Matters. At the request of the Company, the Investor shall have certified to DEPE in writing that the Facility will be used in substantially the same manner as prior to the Closing Date.

      2.71. Employment Agreements/Option Agreements. The Company shall have executed and delivered the Employment Agreements and the Option Agreements to each of the Employee Members.

      2.72. No Proceedings. No Action shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement or (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.


                                   ARTICLE IX

                           DELIVERIES AT THE CLOSING;
                              RELEASE OF DELIVERIES

      2.73. Deliveries by the Company, Sleepmaster, B/S and the Existing
Members.

            (a) At the Closing, the Company, Sleepmaster, B/S and the Existing Members shall deliver into escrow the following, all of which shall be held in escrow and thereafter released and delivered to the Investor on the Release Date pursuant to Section 9.4:

                  (i) copies of all consents, authorizations, approvals,
            notices, registrations and filings required by Sections 7.4 and 7.5 to be obtained by the Company (other than the Serta Consent);

                  (ii) the opinion of Blumenthal & Lynne, a Professional
            Corporation, counsel to the Company, substantially in the form of Exhibit P;

                  (iii) the Restated Operating Agreement, duly executed by the
            Employee Members;

                  (iv) the Restated Sleepmaster Operating Agreement;

                  (v) the Securityholders Agreement;

                  (vi) the Employment Agreements;

                  (vii) the Option Agreements;

                  (viii) the certificate referred to in Section 7.1;

                  (ix) a certificate of a manager of the Company, dated as of the Closing Date, certifying as to (i) resolutions adopted by its Board of Managers and its members, authorizing this Agreement and the transactions contemplated hereby and incident thereto and (ii) the incumbency and signatures of the managers; and

                  (x) such other documents or certificates as shall be
            reasonably requested by the Investor or their counsel.

            (b) At the Closing, the Company, or Sleepmaster, as the case shall be, shall deliver into escrow all deliveries to be made by the Company or Sleepmaster to First Source in connection with the New Senior Loan Facility and all deliveries to be made to Pacific pursuant to the New Senior Subordinated Notes, all of which shall be held in escrow and released to First Source and Pacific on the Release Date.

            (c) At the Closing, the Company will deliver into escrow the Recapitalization Notes, duly executed by the Company and registered in the names of the respective Existing Members to whom the Recapitalization Notes are to be issued, to be held in escrow and thereafter released and delivered to the Existing Members on the Release Date pursuant to Section 9.4.

      2.74. Deliveries by the Investor. At the Closing, the Investor shall deliver into escrow the following, all of which shall be held in escrow and thereafter released to the Existing Members (other than the agreement referred to in (c) which shall be delivered to the Company) on the Release Date pursuant to Section 9.4:

            (a) the certificate referred to in Section 8.1;

            (b) the opinion of Kirkland & Ellis, counsel to the Investor, substantially in the form of Exhibit Q;

            (c) the Restated Operating Agreement, executed by the Investor; and

            (d) such other documents or certificates as shall be reasonably requested by the Company, the Existing Members or their respective counsel.

      2.75. Waiver of Condition Precedent. Upon the delivery at the Closing on the Closing Date of each of the documents and other items referred to in Section
9.1 and the satisfaction and fulfillment of all of the conditions in Article VII, the Investor will deliver to the Company and the Existing Members a certificate, reasonably satisfactory in form and substance to the Company and its counsel, that the condition set forth in Section 7.11 has been waived unconditionally.

      2.76. Closing Escrow. All documents and other items delivered pursuant to Sections 9.1 and 9.2 shall be held in escrow jointly by counsel for the Company and the Investor until the satisfaction of the following conditions:

            (a) Sleepmaster shall have delivered the Serta Consent to the Investor;

            (b) the Company shall have delivered to the Investor a certificate stating that the representations and warranties of the Existing Members contained herein, in the Exhibits and Schedules attached hereto and in all certificates and other documents delivered by the Existing Members or the Company to the Investor pursuant hereto or in connection with the transactions contemplated are, in all material respects, true and accurate as of the Release Date as though such representations and warranties were made on such date, except for changes expressly permitted or contemplated by this Agreement and to the extent that any such representations and warranties are made as of a specified date and as to such representations and warranties the same shall be materially true and correct as of the specified date; and

            (c) the Investor shall have delivered to counsel for the Company a certificate stating that the representations and warranties of the Investor contained herein and in all certificates and other documents delivered by the Investor pursuant hereto or in connection with the transactions contemplated are, in all material respects, true and accurate as of the Release Date, except for changes expressly permitted or contemplated by this Agreement and except to the extent that any such representations and warranties are made as of a specified date and as to such representations and warranties the same shall be materially true and correct as of the specified date.

No provision of any of such documents shall be effective during the pendency of the escrow. No Investor shall be, or shall be deemed to have become, a member of the Company or Sleepmaster during the pendency of the escrow. Subject to the provisions of Sections 10.3 and 10.4, the operations of the Company and Sleepmaster shall be for the benefit of the Existing Members. If this Agreement shall be terminated pursuant to its terms while the escrow is pending, all documents and other items delivered pursuant to Sections 9.1 and 9.2 shall promptly be returned to the delivering party and shall be of no further force or effect.

      2.77. Release. Upon delivery of the items referred to in clauses (a), (b) and (c) of Section 9.4, the escrow shall be terminated and all payments required by Sections 3.1 through 3.3(c) shall be made and all documents held in escrow shall be released and delivered to the respective parties to whom they are intended to be delivered; provided, that the Company shall have the right to waive the delivery by the Investor of the certificate set forth in clause (c) of
Section 9.4 and the Investor shall have the right to waive the delivery by the Company of the certificate set forth in clause (b) of Section 9.4; and provided, further, that such waiver shall be in writing and delivered concurrently with, in the case of the Investor, the certificate set forth in clause (c) of Section 9.4, and, in the case of the Company, the certificate referred to in clause (b) of Section 9.4. The release of such documents and other items upon the delivery of the items referred to in clauses (a), (b) and (c) of Section 9.4 (other than such items the waiver of which has been made consistent with the provisions of the foregoing sentence) shall be referred to as the "Release."

      2.78. Name Change of Partnership. After the Release, the Company will cause the Partnership to change its name, such that it does not contain the word "Sleepmaster."


                                    ARTICLE X

                          COVENANTS PENDING THE CLOSING
                                 AND THE RELEASE

      2.79. General. From the date of this Agreement through and including the Release Date, each of the parties hereto will use its best efforts to (a) take all action, (b) cooperate and (c) do all things reasonably necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Articles VII and VIII, and including the delivery of the items set forth in clauses (a), (b) and (c) of Section 9.4). In furtherance of the foregoing, the Existing Members will cause the Company, and B/S and the Company will cause Sleepmaster, to perform each of the obligations of the Company or Sleepmaster, as the case shall be, as set forth in this Article X.

      2.80. Provide Access to Information. From the date of this Agreement, through and including the Release Date, (a) the Company and Sleepmaster shall afford to the Investor, its attorneys, accountants, lenders and representatives (the "Advisors") reasonable access during normal business hours and upon reasonable prior notice to one of the managers of the Company, to the books and records of the Company, Sleepmaster and B/S in order that the Investor and the Advisors may have full opportunity to make such investigation thereof as they shall reasonably desire, and (b) the Company and Sleepmaster shall provide to the Investor and the Advisors such additional financial and operating data and other information as to their businesses, as the Investor or the Advisors shall from time to time reasonably request.

      2.81. Conduct Prior to Release Date. Except as otherwise contemplated by this Agreement or permitted by the prior written consent of the Investor, each of the Company and Sleepmaster shall from the date hereof through and including the Release Date:

            (a) conduct the business and operations of the Business only in the Ordinary Course of Business, perform its obligations under all agreements binding upon it and maintain all of its respective licenses in good standing;

            (b) use its reasonable best efforts to continue in effect any policies of insurance;

            (c) use its reasonable best efforts to preserve their respective business organizations, including their present workforces;

            (d) use its reasonable best efforts to keep available the services of the present managers and employees of the Business;

            (e) use its reasonable best efforts to maintain and preserve the good will of the suppliers, customers and others having business relations with the Business; and

            (f) consult with the Investor prior to any actual or proposed conduct other than in the Ordinary Course of Business.

      2.82. Prohibited Transactions Prior to Release Date. Except as otherwise contemplated by this Agreement or permitted by the prior written consent of Investor, from the date of this Agreement through and including the Release Date, neither the Company nor Sleepmaster shall:

            (a) become a party to any agreement which, if it existed on the date hereof, would be required to be listed in the Disclosure Schedules unless (i) either the Company or Sleepmaster enters into such agreement in the Ordinary Course of Business; and (ii) before either the Company or Sleepmaster enters into such agreement, it furnishes the Investor with a copy of such agreement or, at the Investor's option, with a written notice briefly describing the nature of such agreement and the terms thereof;

            (b) amend the Operating Agreement or the Sleepmaster Operating Agreement; or

            (c) do or permit to occur any of the things referred to in Section 4.7.

      2.83. Confidentiality.

            (a) Except as required by any court order or decree, regulatory authorities, Governmental Entities or applicable law, the Investor (i) prior to the Release shall, and shall cause its officers, directors and Advisors to hold in strict confidence and not disclose to others for any reason whatsoever, without the prior written consent of the Company, any non-public information received by it from the Company in connection with the transactions contemplated by the Agreement or the Exhibits hereto all in accordance with the letter dated April 24, 1996, and (ii) will not use such information for any purpose in the event that the Release does not occur under this Agreement.

            (b) Except as required by any court order or decree, regulatory authorities, Governmental Entities or applicable law, each Existing Member (i) after the Release shall hold in strict confidence, and not disclose to others for any reason whatsoever, without the prior written consent of the Company, any non-public information concerning the conduct, affairs or operation of the Business, and (ii) will not use any non-public information received by it from the Investor for any purpose in the event the Release does not occur under this Agreement.

      2.84. Notices and Consents. Prior to the Release Date, the Company will give any notices to third parties, and the Company will use its best efforts to obtain any third party consents, that the Investor reasonably may request in writing in connection with the matters referred to herein.

      2.85. Notice of Developments. Prior to the Release Date, each party will give prompt written notice to the other party of any material adverse development causing a breach of any of its own representations and warranties in Articles IV and V. No disclosure by any party pursuant to this Section 10.7, however, shall be deemed to amend or supplement the Disclosure Schedules or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant, unless expressly consented to by the other.

      2.86. No Affiliate Transactions. Prior to the Release Date, neither the Company nor Sleepmaster shall incur any liability to any of its Affiliates, other than pursuant to employment agreements set forth in Schedule 4.9.

      2.87. Exclusivity. None of the Company, Sleepmaster or the Existing Members, nor any of such entity's representatives, officers, directors, agents, stockholders and Affiliates (all such persons and entities, the "Seller Group") shall initiate, solicit, entertain, negotiate, accept or discuss, directly or indirectly, any proposal or offer (an "Acquisition Proposal") to acquire all or any significant part of the Business or the properties or Membership Interests of the Company, Sleepmaster and/or any of their Affiliates, whether by merger, purchase of stock, purchase of assets, tender offer or otherwise (a "Third Party Acquisition"), or provide any non-public information to any third party in connection with an Acquisition Proposal or enter into any agreement, arrangement or understanding requiring the Existing Members, the Company or Sleepmaster to abandon, terminate or fail to consummate the transactions contemplated hereby.

Each of the Existing Members, the Company and Sleepmaster agrees to (i) immediately notify the Investor if any member by the Seller Group receives any indications of interest, requests for information or offers in respect of an Acquisition Proposal, (ii) communicate to the Investor in reasonable detail the terms of any such indication, request or proposal, and (iii) provide the Investor with copies of all written communications relating to any such indication, request or proposal.


                                   ARTICLE XI

                                 INDEMNIFICATION

      2.88. Survival. Notwithstanding (a) the making of this Agreement, (b) any examination made by or on behalf of the parties hereto and (c) the Closing or the Release hereunder, (i) the representations and warranties contained in this Agreement or any Disclosure Schedules with respect to such provisions shall survive the Release until the date which is sixteen months after the Release Date, except for (A) the representations and warranties set forth in Sections 4.1, 4.3, 4.4, 4.16, 4.21, 5.1, 5.2, 5.3 and 5.4, each of which will survive forever, (B) the representations and warranties set forth in Section 4.14 which will survive until six months following the applicable statute of limitations, and (C) the representations and warranties set forth in Section 4.12 which will survive for a period of three years after the Release Date, and (ii) the covenants and agreements contained in this Agreement or in any other document delivered pursuant to the provisions hereof or thereof required to be performed on or after the Closing or the Release (unless noncompliance with those covenants was waived in writing at the Closing or upon the Release) shall survive until fully performed or fulfilled. No representations and warranties other than those contained in the Agreement or any Disclosure Schedule shall survive the Release or provide any basis for any cause of action or claim against the Investor, the Company, Sleepmaster, B/S or the Existing Members, as the case shall be, from and after the Release. Any claim for indemnification with respect to any such matter which is not asserted by notice relating to such claim within such specified period of survival may not be pursued and is hereby irrevocably waived after the termination of such period. Any claim for an Indemnifiable Loss (as defined in Section 11.2) asserted within such period of survival as herein provided will be timely made for purposes hereof.

      2.89. Limitations on Liability.

            (a) For purposes of this Agreement, (i) "Indemnity Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement, (ii) "Indemnitee" means any person or entity entitled to indemnification under this Agreement, (iii) "Indemnifying Party" means any person or entity required to provide indemnification under this Agreement, (iv) "Indemnifiable Losses" means any and all damages, losses, liabilities, obligations, costs and expenses actually incurred or suffered, and any and all claims, demands or suits (by any person or entity, including without limitation any Governmental Entity), including without limitation the costs and expenses of any and all Actions, demands, assessments, judgments, settlements and compromises relating thereto and including reasonable attorneys' fees and expenses in connection therewith, after giving effect to the receipt of all actual insurance proceeds and the realization of any tax savings and (v) "Third Party Claim" means any Action made or brought by any Person which is not a party to this Agreement or an Affiliate of a party to this Agreement.

            (b) For purposes of this Article XI, any qualification based on materiality or on Material Adverse Effect set forth in Sections 4.1 through 4.22 shall be disregarded, including, without limitation, in determining whether a breach of any such representation or warranty has occurred and the extent of the Indemnifiable Losses resulting therefrom.

            (c) Notwithstanding any other provision hereof or of any applicable
Law:

                  (i) no Indemnitee will be entitled to make a claim against an
            Indemnifying Party under Sections 11.3(a) or 11.3(d), in respect of any breach of warranty or representation by the Indemnifying Party, unless such claim exceeds $10,000 of Indemnifiable Losses, in which event the Indemnitee will be entitled to make a claim against the Indemnifying Party in the full amount of such claim;

                  (ii) no Indemnifying Party that is an Existing Member shall have any obligation to indemnify any other Person for any amount which, when aggregated with all Indemnifiable Losses theretofore paid by such Existing Member, exceeds the sum of the allocable portion of the Net Redemption Price and the allocable portion of the Investor's Purchase Price paid to such Existing Member under this Agreement; and

                  (iii) B/S shall not have any obligation to indemnify any other
            Person for any amount in excess of the sum of the B/S Purchase Price and the portion of the Sleepmaster Distribution payable to B/S under this Agreement.

            (d) If any claim for an Indemnifiable Loss is for, or arises out of, a breach of the representations and warranties contained in Sections 4.5 through 4.13, Sections 4.15, 4.17(a), 4.19, 4.20 or 4.22, the Indemnitee will be entitled to make a claim against the Indemnifying Party only if all Indemnifiable Losses for or arising out of such representations and warranties, taken in the aggregate, exceed $500,000 (the "Indemnification Threshold") and then to the full amount of such claims, subject to Section 11.2(c). The maximum aggregate liability of the Indemnifying Parties with respect to such representations and warranties shall be $6,500,000 (the "Indemnification Cap"); provided, that following the sixteen-month survival period set forth in Section 12.1, the Indemnification Cap with respect to
Section 4.12 shall be reduced to $2,000,000.

            (e) Notwithstanding Section 11.2(d), but subject to Section 11.2(c), any claim for any Indemnifiable Loss for or arising out of a breach of the representations and warranties contained in Sections 4.1, 4.3, 4.4, 4.14, 4.16, 4.17(b), 4.21, 5.1, 5.2, 5.3 or 5.4 shall not be subject to the Indemnification Threshold and shall not be subject to the Indemnification Cap.

            (f) Notwithstanding Section 11.2(d), but subject to Section 11.2(c), any claim for any Indemnifiable Loss for or arising out of a breach of the representations and warranties contained in Section 4.2 or Section 4.18 shall not be subject to the Indemnification Threshold but shall be subject to the Indemnification Cap on an aggregate basis taking into account all amounts paid or payable for Indemnifiable Losses under Section 11.2(d).

            (g) If and to the extent that any Indemnitee collects insurance proceeds for an Indemnifiable Loss after the Indemnifying Party has reimbursed or paid such Indemnifiable Loss, the Indemnitee shall pay over any such proceeds to the Indemnifying Party or Parties pro rata to the amounts received; provided, that in no event shall the Indemnitee be required to pay the Indemnifying Party or Parties more than the amount received with respect to such Indemnifiable Loss.

            (h) If and to the extent that any Indemnifiable Loss incurred by the Investor, the Company or Sleepmaster or an Investor Indemnitee, or any of them, relates to, results from or arises out of any (i) breach of warranty or representation made by the Existing Members in this Agreement or (ii) nonfulfillment of any agreement or covenant on the part of the Existing Members prior to the Release, then the Investor, the Company, and Sleepmaster and the Investor Indemnitee shall be entitled to one, and only one, full recovery for such Indemnifiable Loss on a joint and several basis from the Existing Members on a joint and several basis, and the amount of the Indemnifiable Loss shall be determined by reference to the Indemnifiable Loss incurred or suffered by the Company, Sleepmaster or such Investor Indemnitee, as the case may be.

                  2.90. Indemnification.

            (a) Subject to Sections 11.1 and 11.2, following the Release Date, B/S and the Existing Members will jointly and severally indemnify, defend and hold harmless the Investor, the Company, Sleepmaster, their respective Affiliates and any directors, officers, partners, employees, agents and representatives of the Investor, the Company, Sleepmaster or their respective Affiliates (each an "Investor Indemnitee"), from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of any (i) breach of warranty or representation made by the Existing Members, the Company, Sleepmaster or B/S in Article IV of this Agreement or (ii) nonfulfillment of any agreement or covenant on the part of the Company or Sleepmaster prior to the Release under the terms of this Agreement or on the part of the Company or Sleepmaster under this Agreement, but intended to be performed after the Release.

            (b) Subject to Sections 11.1 and 11.2, following the Release Date, each of the Existing Members will, severally and not jointly, indemnify, defend and hold harmless the Investor, the Company and Sleepmaster and their respective Affiliates and any directors, officers, partners, employees, agents and representatives of the Investor, the Company and Sleepmaster and their respective Affiliates, from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of any breach of warranty or representation made by such Existing Member in Article V of this Agreement.

            (c) Subject to Sections 11.1 and 11.2, following the Release Date, each of the Existing Members will, severally and not jointly, indemnify, (i) defend and hold harmless each other Existing Member and its Affiliates and any directors, officers, partners, employees, agents and representatives of such other Existing Member and its Affiliates, from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of any breach of warranty or representation made by such Existing Member in Article V of this Agreement and (ii) contribute to any indemnification payments made by any other Existing Member pursuant to Section 11.3(a) in proportion to the Membership Interest of the Company (expressed as a percent of 100%) owned by such Existing Member as of the Closing Date such that such Existing Member bears its pro rata share of the indemnification payment so made.

            (d) Subject to Sections 11.1 and 11.2, following the Release Date, the Investor will and, with respect to clause (ii) below, the Company and Sleepmaster will, indemnify, defend and hold harmless B/S and the Existing Members and their respective Affiliates and their respective members, managers, employees, agents or representatives, from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of any (i) breach of warranty or representation made by the Investor in Article VI of this Agreement or (ii) nonfulfillment of any agreement or covenant on the part of the Investor under the terms of this Agreement or on the part of the Company under this Agreement, but intended to be performed after the Closing.

                  2.91. Defense of Claims.

            (a) Subject to Section 11.4(f), if any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee with respect to which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof in compliance with the notice provisions of Section 11.4(i), but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. Such notice (the "Third Party Claim Notice") will describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party shall have 14 days from its receipt of a Third Party Claim Notice (the "Third Party Claim Notice Period") to notify Indemnitee (i) whether the Indemnifying Party disputes the indemnitee's right of indemnification with respect to such Third Party Claim, and (ii) if the Indemnifying Party does not dispute such right of indemnification, whether or not it desires to defend the Indemnitee against such Third Party Claim.

            (b) If the Indemnifying Party notifies the Indemnitee within the Third Party Claim Notice Period that (i) the Indemnifying Party does not dispute the Indemnitee's right of indemnification and (ii) the Indemnifying Party desires to defend against such Third Party Claim and, if the stated amount of such Third Party Claim, together with all other previously resolved claims and pending claims for indemnification hereunder, exceeds the Indemnification Threshold, but is less than the Indemnification Cap, then the Indemnifying Party shall have the right to assume and control the defense of such Third Party Claim by appropriate proceedings with counsel reasonably acceptable to Indemnitee, at the Indemnifying Party's sole cost and expense; provided that such rights shall adhere and last only so long as (A) prior to assuming such defense, the Indemnifying Party notifies the Indemnitee in writing within 30 days after the Indemnitee has given notice of the Third Party claim that the Indemnifying Party will indemnify the Indemnitee from and against the entirety of any adverse consequences the Indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnitee with evidence acceptable to the Indemnitee that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnitee, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnitee, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently and further provided that nothing in this proviso shall permit the Indemnification Cap (as described in and qualified by Sections 11.2(a) through 11.2(h)) to be exceeded. The Indemnitee may participate in, but not control, any such defense or settlement, at its sole cost and expense.

            (c) If the Indemnifying Party (i) disputes the Indemnitee's right of indemnification with respect to a Third Party Claim, (ii) does not dispute such right of indemnification but fails to promptly assume and prosecute the defense of such Third Party Claim, (iii) does not dispute such right of indemnification but a conflict or potential conflict exists between the Indemnifying Party and the Indemnitee or (iv) is not entitled to assume defense of such Third Party Claim under Section 11.4(b), then the Indemnitee shall be entitled to assume and control the defense of such Third Party Claim with counsel reasonably acceptable to the Indemnifying Party (if any of the Investor, the Company or Sleepmaster is an Indemnitee, the Existing Members hereby agree that Kirkland & Ellis is acceptable for the purpose hereof). If the Indemnifying Party does not assume the defense of a Third Party Claim for any reason, it may still participate in, but not control, the defense of such Third Party Claim at the Indemnifying Party's sole cost and expense.

            (d) The party responsible for the defense of any Third Party Claim (the "Responsible Party") shall, to the extent reasonably requested by the other party, keep such other party informed as to the status of any third Party Claim for which such party is not the Responsible Party, including, without limitation, all settlement negotiations and offers. With respect to a Third Party Claim for which the Indemnifying Party is the Responsible Party, the Indemnitee shall make available to the Indemnifying Party and its representatives all books and records of the Indemnitees relating to such Third Party Claim and shall render to the Indemnifying Party such assistance and access to records and the representatives of the Indemnitee as the Indemnifying Party and its representatives may reasonably request, except that the Indemnitee shall not be required to make available to the Indemnifying Party and its representatives any books, records, documents or other information that the Indemnitee reasonably determines to be confidential or subject to attorney-client privilege unless and until the Indemnifying Party shall have entered into such agreements as the Indemnitee reasonably deems to be necessary in light of all surrounding circumstances (including, without limitation, the Indemnifying Party's need for information in connection with the investigation or defense of a Third Party Claim) to protect such confidentiality or privilege.

            (e) Neither the Indemnifying Party, on the one hand, nor the Indemnitee, on the other hand, shall enter into any settlement of any Third Party Claim subject to indemnification under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. The Responsible Party shall promptly notify the other party of each settlement offer (including whether or not the Responsible Party is willing to accept the proposed settlement offer) with respect to a Third Party Claim. Such other party agrees to notify the Responsible Party with reasonable promptness whether or not such party is willing to accept the proposed settlement offer. Subject to Section 11.4(g), if an Indemnitee fails to consent to any settlement offer of a Third Party Claim (whether or not the Indemnitee is the Responsible Party with respect to such Third Party Claim), the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party with respect to such Third Party Claim (including the reasonable costs and expenses of contesting or defending such Third Party Claim incurred after the Indemnitee fails to consent to such settlement offer) shall not exceed the full amount of such settlement offer, plus the reasonable costs and expenses of contesting or defending such Third Party Claim to the extent incurred before the Indemnitee failed to consent to such settlement offer. If the Indemnifying Party fails to consent to any settlement offer of a Third Party Claim that does not exceed the Indemnification Cap (whether or not the Indemnifying Party is the Responsible Party with respect to such Third Party Claim), the Indemnifying Party may continue to contest or defend such Third Party Claim and, in such event, the Indemnifying Party shall be liable to the

Indemnitee for the amount of the Indemnification Loss ultimately recovered against Indemnitee as a result of such Third Party Claim notwithstanding Section 11.2(d).

            (f) A failure to give timely notice or to include any specified information in any notice as provided in Section 11.4(a) will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise damaged as a result of such failure.

            (g) If any of the conditions in Section 11.4(b) is or becomes unsatisfied, (i) the Indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnitee need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith),
(ii) the Indemnifying Parties will reimburse the Indemnitee promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any adverse consequences the Indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article XI. No provision of this Section shall render any Indemnitee liable for any amount in excess of the liability to which it would be subject but for the provisions of this Section 11.4(g).

            (h) The Indemnifying Party will have a period of 30 calendar days within which to respond in writing to any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim"). If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this
Article XI.

            (i) For all purposes of this Section 11.4 and Section 11.5, notices to the Existing Members shall be sufficient if given in the manner and at the address set forth in Section 13.3 to the Representative of the Existing Members. Any party or parties to this Agreement shall have the right to rely upon any notices sent by, and all determinations made by, the representative of the other party or parties acting pursuant to this Section.

      2.92. Certain Payments to the Investor. Notwithstanding any other provision of this Agreement, the Investor, the Company, Sleepmaster and any Investor Indemnitee shall first satisfy the amount of any Indemnifiable Loss suffered by the Investor, the Company or Sleepmaster, or any Investor Indemnitee, by offset against the outstanding principal amount of the Investor Notes exercised pro rata among the holders thereof, on a dollar-for-dollar basis equal to the Indemnifiable Loss so suffered, before claiming for or obtaining any additional payment for an Indemnifiable Loss.

      2.93. Remedies Cumulative. The rights of indemnification set forth in this Article XI do not displace, but are in addition to, any other legal recourse available to the injured party including claims of fraud; provided, that, if and to the extent that the Investor, the

Company or Sleepmaster asserts any claim of fraud (whether under common law or under federal or state securities laws) against any Existing Member, all claims by the Investor, the Company and Sleepmaster arising out of the same alleged act or omission by the Existing Member shall be merged into a single claim; provided, that the party asserting such claim shall have the sole right to select the forum and the theory of recovery for such claim.


                                   ARTICLE XII

                                   TERMINATION

      2.94. Termination. At any time before the Release, this Agreement may be terminated:

            (i) by the mutual written consent of the parties;

            (ii) by the Company, Sleepmaster or the Existing Members if there has been a material misrepresentation, breach of warranty or breach of any covenant or agreement contained herein by the Investor which is not cured within twenty business days after the Investor has been notified of the intent of the Company or the Existing Members to terminate this Agreement pursuant to this clause (ii);

            (iii) by the Investor, if there has been a material misrepresentation, breach of warranty or breach of any covenant or agreement contained herein by the Company or the Existing Members which is not cured within twenty business days after the Company has been notified of the Investor's intent to terminate this Agreement pursuant to this clause (iii);

            (iv) by the Company, Sleepmaster or the Existing Members if any condition set forth in Article VIII has not been complied with or performed at or before the Release and such non-compliance or non-performance shall not have been cured or eliminated by the earlier of
      (A) the date which is three Business Days after Sleepmaster obtains the Serta Consent and (B) November 15, 1996 (the "Termination Date"); or

            (v) by the Investor if any condition set forth in Article VII has not been complied with or performed at or before the Release and such non-compliance or non-performance shall not have been cured or eliminated by the Termination Date.

      2.95. Effect of Termination. In the event that this Agreement is terminated pursuant to Section 12.1, all obligations of the parties (except for Sections 10.5 and 13.10 and this Article XII shall terminate and each party will return or destroy (and, if applicable, provide an affidavit of destruction duly signed by such destroying party or an attorney thereof affirming such destruction) all papers, documents, financial statements and other data furnished to it by or on behalf of the other party (including any copies made by such first party), and will maintain the confidentiality of all such information; provided, that such termination shall not constitute a waiver by any party of any claim it may have for damages caused by reason of a breach by the other party of a covenant or agreement contained herein.


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

      2.96. Public Announcements. Prior to the Release Date, no party to this Agreement will issue any press releases or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby without obtaining the prior written consent of the other parties, except as may be required by law (in which case the disclosing party will advise the other parties prior to making the disclosure). On or after the Release Date, the Investor, the Existing Members and the Company shall cooperate to issue a mutually agreeable press release.

      2.97. Rights of Third Parties. Except as permitted pursuant to Section 13.4, nothing in this Agreement shall establish any enforceable rights, legal or equitable, in any Person other than the parties hereto, including any employee or member of the Company or Sleepmaster or any beneficiary of such employee. Any claim, including claims for benefits, asserted by or on behalf of any person with respect to such person's being employed by the Company or Sleepmaster shall be governed solely by applicable employment policies and employee benefit plans that the Company or Sleepmaster shall adopt on or after the Release Date, construed in accordance with the applicable federal and state law.

      2.98. Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if delivered in person, if mailed by certified mail, return receipt requested, postage prepaid, if delivered by confirmed telefax or if sent by a nationally recognized overnight courier, delivery prepaid, addressed as follows:

            (a)   if to the Company, to:

                  Sleepmaster Holdings L.L.C.
                  c/o Sleepmaster L.L.C.
                  2001 Lower Road
                  Linden, New Jersey 07036
                  Attn:  Manager
                  Fax No.: (908) 381-3925

            with a copy to:

                  Blumenthal & Lynne, a Professional
                    Corporation
                  488 Madison Avenue
                  New York, New York 10022
                  Attn:: William A. Newman, Esq.
                  Fax No.: (212) 752-0097

or such other person or address as the Company may furnish to the Existing Members and the Investor in writing.

            (b)   if to Sleepmaster, to:

                  Sleepmaster L.L.C.
                  2001 Lower Road
                  Linden, New Jersey 07036
                  Attn::  Manager
                  Fax No.: (908) 381-3925

            with a copy to:

                  Blumenthal & Lynne, a Professional
                     Corporation
                  488 Madison Avenue
                  New York, New York 10022
                  Attn:: William A. Newman, Esq.
                  Fax No.: (212) 752-0097

or such other person or address as Sleepmaster may furnish to the Existing Members and the Investor in writing.

            (c) if to the Existing Members, to the Representative of the Existing Members at his address set forth in the Operating Agreement.

            with a copy to:

                  Blumenthal & Lynne, a Professional
                     Corporation
                  488 Madison Avenue
                  New York, New York 10022
                  Attn:: William A. Newman, Esq.
                  Fax No.: (212) 752-0097

or such other person or address as the Representative of the Existing Members may furnish to the Investor and the Company in writing.

            (d)   if to the Investor, to:

                  Sleep Investor L.L.C.
                  c/o Citicorp Venture Capital, Ltd.
                  399 Park Avenue, 14th Floor
                  New York, New York 10043
                  Att.:  Mr. John D. Weber
                  Fax No. (212) 888-2940

            with a copy to:

                  Kirkland & Ellis
                  153 East 53rd Street
                  New York, New York 10022
                  Attn.:  Kirk A. Radke, Esq.
                  Fax No. (212) 446-4900

or such other person or address as the Investor shall furnish the Company and the Existing Members in writing.

      All such written notices and communications delivered as aforesaid shall be deemed given for purposes of this Agreement on the day such notice or communication is received if delivered personally or by telefax, or, if delivered by certified mail, as aforesaid, on the date that is four business days after deposit in the mail or, if delivered by nationally recognized overnight courier, two days after it has been so sent.

      2.99. Parties in Interest. This Agreement will be binding upon, inure to the benefit of and be enforceable by, the respective successors and permitted assigns of the parties hereto but this Agreement shall not be assigned by any party without the prior written consent of the other party; provided, that (i) the Investor may or, in connection with the Closing, the Company or Sleepmaster may, assign any or all of their respective rights and interests hereunder to one or more of their sources of financing for collateral purposes only, (ii) the Investor may assign any or all of its rights and interests hereunder to one or more of its Affiliates, (iii) the Investor may designate one or more of its Affiliates to perform its obligations hereunder and (iv) the Company may assign any or all of its rights and interests hereunder to any subsequent purchaser of the Business (in the situations described in clauses (i), (ii) or (iii) of this proviso, the assigning party nonetheless shall remain responsible for the performance of all of its obligations hereunder).

      2.100. Entire Agreement; Amendment; Waiver. This Agreement and the agreements and documents referred to herein or delivered pursuant hereto contain the entire understanding of the parties hereto with respect to its subject matter. There are no representations, promises, warranties, covenants or undertakings other than as expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to its subject matter. This Agreement may be amended or modified only by a written instrument duly executed by the parties hereto, and any condition to a party's obligations hereunder may only be waived in writing by such party. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      2.101. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      2.102. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.

      2.103. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW.

      2.104. Severability. In the event that any provision, or part thereof, of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, or parts thereof, shall not in any way be affected or impaired thereby.

      2.105. Expenses. Except as otherwise provided herein, each party shall be responsible for its own legal fees and other costs and expenses incurred in connection with this Agreement and the negotiation and consummation of the transactions contemplated hereby. If required, the Investor shall pay the filing fee under the H-S-R Act.

      2.106. Incorporation of Exhibits and Schedules. All references contained in this Agreement to Exhibits and Schedules shall, unless otherwise expressly stated, refer to the Exhibits and Schedules attached hereto. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      2.107. Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

      2.108. Submission to Jurisdiction. Each of the parties submits to the jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

      2.109. Waiver of Jury Trial. Each of the parties waives any right to a trial by jury with respect to any litigation which arises out of, or which is related to, the transactions contemplated by this Agreement.

      2.110. Time is of the Essence. Each of the parties agrees that time is of the essence with respect to every date, every action and every delivery set forth herein.


      IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                                   SLEEPMASTER HOLDINGS L.L.C.



                                   By:
                                      Name:  Charles Schweitzer
                                      Title: Manager



                                   By:
                                      Name:  James P. Koscica
                                      Title: Manager



                                   By:
                                      Name:  Douglas A. Brown
                                      Title: Manager

                                   SLEEPMASTER L.L.C.



                                   By:
                                      Name:  Charles  Schweitzer
                                      Title: Manager



                                   By:
                                      Name:  James P. Koscica
                                      Title: Manager

                                   By:
                                      Name:  Douglas A. Brown
                                      Title: Manager

                                   BROWN/SCHWEITZER HOLDINGS, INC.



                                   By:
                                      Name:  Charles Schweitzer
                                      Title: President

                                   EXISTING MEMBERS:





                                          Charles Schweitzer




                                          James P. Koscica




                                          Timothy DuPont




                                          Michael Reilly




                                          Harold M. Wit


                                   ALLEN INVESTMENTS II, L.L.C.



                                   By:
                                      Name:________________________________
                                      Title:

                                          Douglas A. Brown


                                   DOUGLAS A. BROWN, VIP PLUS PROFIT
                                     SHARING PLAN



                                   By:
                                      Name:  Douglas A. Brown
                                      Title:





                                          Donald S. Brown





                                          John S. Coates





                                          Karl Dillon


                                   JESSAND CORP. PROFIT SHARING PLAN
                                    AND TRUST



                                   By:
                                      Name:   James W. Donaghy
                                      Title:  Trustee





                                          Alan Gelband


                                   PANORAMA HOLDINGS, L.L.C.



                                   By:

                                      Name:  Peter R. Gennet
                                      Title: Manager







                                          Arnold Gussoff


                                   HOLDING CAPITAL MANAGEMENT CORP.



                                   By:
                                      Name:    James W. Donaghy
                                      Title: President





                                          Steven Leischner




                                          William Colaianni


                                   JO LEVINSON 1989 TRUST



                                   By:
                                      Name:  Daniel Levinson
                                      Title: Trustee


                                          John M. McMahon

                                   KAPLAN, CHOATE ALTERNATIVE STRATEGIES
                                      L.P.



                                   By:
                                      Name:    David C. Patterson
                                      Title:   General Partner





                                          Robert W. Plaster




                                          Bennett Rosenthal




                                          Dhiren Shah


                                  WKM PARTNERS



                                   By:
                                      Name:    James Wade
                                      Title:



                                   [Only if the Warrant has been Exercised]

                                   NATIONSBANK COMMERCIAL CREDIT CORP.



                                   By:
                                      Name:
                                      Title:

                                    INVESTOR:

                                   SLEEP INVESTOR L.L.C.



                                   By:
                                      Name:
                                      Title: Manager